EXHIBIT 4.24

SAPPI PAPIER HOLDING GmbH

as Issuer

J.P. MORGAN EUROPE LIMITED

as Security Agent

THE BANK OF NEW YORK MELLON

as Trustee, Transfer Agent, Registrar and Principal Paying Agent

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Luxembourg Paying Agent, Transfer Agent and Registrar

INDENTURE

Dated as of July 5, 2012

8 3/8%  Senior Secured Notes due 2019

BRINGING THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT INTO THE REPUBLIC OF AUSTRIA AS WELL AS ANY WRITTEN CONFIRMATION (INCLUDING E-MAIL AND FAX) OR WRITTEN REFERENCE (INCLUDING E-MAIL AND FAX) TO THIS DOCUMENT MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY TAX.

This Indenture is entered into with the benefit of and subject to the terms of the Intercreditor Agreement (as defined herein).

i

Section 13.06	No Personal Liability of Directors, Officers, Employees and Shareholders	111
Section 13.07	Governing Law	111
Section 13.08	No Adverse Interpretation of Other Agreements	112
Section 13.09	Successors	112
Section 13.10	Severability	112
Section 13.11	Counterpart Originals	112
Section 13.12	Table of Contents, Headings, etc.	112
Section 13.13	Judgment Currency	112
Section 13.14	Prescription	113
Section 13.15	Place of performance	113

	EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE
Exhibit F	AGREED SECURITY PRINCIPLES

INDENTURE dated as of July 5, 2012 by and among Sappi Papier Holding GmbH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), having its registered office at Brucker Strasse 21, A-8101 Gratkorn, Austria and registered with the Commercial Court of Vienna, Austria under registration number FN 167931 h, J.P. Morgan Europe Limited, as Security Agent, The Bank of New York Mellon, as Trustee, Principal Paying Agent, Registrar and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent, Registrar and Transfer Agent.

The Issuer, the Security Agent and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 8 3/8% Senior Secured Notes due 2019 in an aggregate principal amount of US$300,000,000 (the “Initial Notes”) and the Holders of any Additional Notes (as defined below and, together with the Initial Notes, the “Notes”).

ARTICLE 1
DEFINITIONS

Section 1.01                                Definitions.

“144A Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with the Custodian and registered in the name of Cede & Co.,. as nominee for DTC, that will be issued in an initial amount equal to the principal amount of the Notes sold in reliance on Rule 144A.

“2009 Refinancing” means certain refinancing transactions undertaken by the Parent in 2009, including the issuance of the 2014 Notes and the use of proceeds therefrom, the execution of the Revolving Credit Facility and the incurrence of borrowings under an OeKB facility.

“2011 Refinancing” means certain refinancing transactions undertaken by the Parent in 2011, including the issuance of the 2018 Notes and the 2021 Notes and the use of proceeds therefrom and the amendment and restatement of the Revolving Credit Facility.

“2014 Indenture” means the indenture governing the 2014 Notes, as amended, supplemented, restated or otherwise modified from time to time.

“2014 Note Guarantee” means the Guarantee by each guarantor thereof, of PE Paper Escrow GmbH’s obligations under the 2014 Indenture and the 2014 Notes, executed pursuant to the provisions of the 2014 Indenture.

“2014 Notes” means, collectively, the €350 million Senior Secured Notes due 2014 and the US$300 million Senior Secured Notes due 2014 issued by PE Paper Escrow GmbH and any additional notes issued under the 2014 Indenture.

“2014 Notes Issue Date” means July 29, 2009, the date on which the 2014 Notes were first issued.

“2017 Indenture” means the indenture governing the 2017 Notes, as amended, supplemented, restated or otherwise modified from time to time.

“2017 Note Guarantee” means the Guarantee by each guarantor thereof, of the Issuer’s obligations under the 2017 Indenture and the 2017 Notes, executed pursuant to the provisions of the 2017 Indenture.

“2017 Notes” means the US$400 million Senior Secured Notes due 2017 issued by the Issuer and any additional notes issued under the 2017 Indenture.

“2018 Indenture” means the indenture governing the 2018 Notes, as amended, supplemented, restated or otherwise modified from time to time.

“2018 Note Guarantee” means the Guarantee by each guarantor thereof, of the Issuer’s obligations under the 2018 Indenture and the 2018 Notes, executed pursuant to the provisions of the 2018 Indenture.

“2018 Notes” means the €250 million Senior Secured Notes due 2018 issued by the Issuer and any additional notes issued under the 2018 Indenture.

“2018/2021 Notes Issue Date” means April 14, 2011, the date on which the 2018 Notes and the 2021 Notes were first issued.

“2021 Indenture” means the indenture governing the 2021 Notes, as amended, supplemented, restated or otherwise modified from time to time.

“2021 Note Guarantee” means the Guarantee by each guarantor thereof, of the Issuer’s obligations under the 2021 Indenture and the 2021 Notes, executed pursuant to the provisions of the 2021 Indenture.

“2021 Notes” means the US$350 million Senior Secured Notes due 2021 issued by the Issuer and any additional notes issued under the 2021 Indenture.

“Acquired Debt” means, with respect to any specified Person:

(1)                                  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary; and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Transfer Agent, Paying Agent or additional paying agent.

“Agreed Security Principles” means the Agreed Security Principles set out in Exhibit F to this Indenture, as applied reasonably and in good faith by the Parent or the Issuer.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)                                  1.0% of the principal amount of such Note; or

(2)                                  the excess of:

(a)                                  the present value at such redemption date of (i) the redemption price of such Note at June 15, 2015 (such redemption price being set forth in the table appearing in Section 3.07(c)) plus (ii) all required interest payments due on such Note through June 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for Book-Entry Interests in any Global Note, the procedures of DTC that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                  the sale, lease, conveyance or other disposition of any assets by the Parent or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.14 and Section 5.01 and not by the provisions of Section 4.10; and provided further, however, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 5.01 and not by the provisions of Section 4.10; and

(2)                                  the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Parent or any of its Restricted Subsidiaries of Equity Interests in any of the Restricted Subsidiaries (in each case, other than directors’ qualifying shares).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than US$10.0 million;

(2)                                  a transfer of assets or Equity Interests between or among the Parent and any Restricted Subsidiary;

(3)                                  an issuance of Equity Interests by a Restricted Subsidiary to the Parent or to a Restricted Subsidiary;

(4)                                  the sale, lease or other transfer of inventory, timber, trading stock or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Parent and its Restricted Subsidiaries;

(5)                                  licenses and sublicenses by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(6)                                  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)                                  the granting of Liens not prohibited by Section 4.12;

(8)                                  the sale or other disposition of cash or Cash Equivalents;

(9)                                  a Restricted Payment that does not violate Section 4.07, a Permitted Investment or any transaction specifically excluded from the definition of Restricted Payment;

(10)                            the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)                            the foreclosure, condemnation or any similar action with respect to any property or other assets or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12)                            the lease or license in respect of land to a trading counterparty to whom the Parent or Restricted Subsidiary, as applicable, provides services on that land in the ordinary course of its trading;

(13)                            the disposition of assets to a Person who is providing services (the provision of which have been or are to be outsourced by the Parent or any Restricted Subsidiary to such Person) related to such assets;

(14)                            any sale, transfer, lease or other disposition of any assets or rights of a South African Restricted Subsidiary in connection with the BBBEE Act of up to €50.0 million; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10;

(15)                            any sale, transfer or other disposition of Securitization Assets in connection with any Qualified Securitization Financing;

(16)                            any sale, transfer, lease, exchange or other disposition of timberlands and other timber assets in southern Africa; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10;

(17)                            any disposition of assets or property in connection with claims under the Restitution of Land Rights Act, including any amendment, supplement, replacement or successor thereto, or laws or regulations of a similar or related nature; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10;

(18)                            any sale, transfer, lease, exchange or other disposition (including pursuant to a derivative transaction) of carbon credits; provided that (a) clause (i) of Section 4.10(a) is, at the time of such transaction or at the time of payment or payments, satisfied and (b) any cash or Cash Equivalents received must be applied in accordance with Section 4.10; and

(19)                            any sale that is a result of a compulsorily or involuntary acquisition by any governmental authority; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10.

“Authentication Order” means a written order from the Issuer signed by one duly authorized Director of the Issuer and delivered to the Trustee.

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Registrar and Agents under the terms of this Indenture.

“Bank Austria Facility” means the amended and restated €25 million term loan facility agreement dated June 29, 2010 among SPH, as borrower, the Parent and certain of its Subsidiaries as original guarantors, and UniCredit Bank Austria AG, as lead arranger, agent and original lender, as amended from time to time.

“Bankruptcy Law” means (a) Title 11 of the U.S. Code or (b) any other law of the United States (or any political subdivision thereof), Austria (or any political subdivision thereof), Belgium (or any political subdivision thereof), England (or any political subdivision thereof), Finland (or any political subdivision thereof), Germany (or any political subdivision thereof), Hong Kong (or any political subdivision thereof), South Africa (or any political subdivision thereof), The Netherlands (or any political subdivision thereof) or the laws of any other jurisdiction or any political subdivision thereof relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors.

“BBBEE Act” means the Broad Based Black Empowerment Economic Act (No. 53 of 2003), including any amendment, supplement, replacement or successor thereto, and any legislation or regulation of a similar or related nature adopted in The Republic of South Africa and any notice, regulation, code of good practice or sector charter published, or any industry guidelines or scorecards established thereunder.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the U.S. Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                  with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Johannesburg, London, Luxembourg, New York or Vienna or a place of payment under this Indenture are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with IFRS, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the European Union, the United States of America, South Africa, Switzerland or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the relevant member state of the European Union, the United States of America, South Africa, Switzerland or Canada, as the case may be, and which are not callable or redeemable at the Parent’s option;

(2)                                 overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by (a) a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the European Union, the United States of America or any state thereof, South Africa, Switzerland or Canada; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of €250 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A-3” or higher by Moody’s or “A-” or higher by S&P or the equivalent rating category of another internationally recognized rating agency or (b) a bank or trust company (including successors thereto) which, at any time since the 2014 Notes Issue Date through the Issue Date, has issued to the Parent or any Restricted Subsidiary overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition;

(3)                                 repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4)                                 commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(5)                                 interests in investment companies or money market funds, in each case, at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act));

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Parent;

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent, measured by voting power rather than number of shares;

(4)                                 the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors; or

(5)                                 the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction).

“Collateral” means the property and assets securing the Notes and the Note Guarantees as described in the Offering Memorandum and any other property and assets that become Collateral pursuant to the Collateral Documents.

“Collateral Documents” means the security agreements, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication:

(1)                                 provision for taxes based on income or profits of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus

(2)                                 the Fixed Charges of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus

(3)                                 depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus

(4)                                 any expenses, charges or other costs related to any Equity Offering permitted by this Indenture or related to any Permitted Investment, acquisition, disposition or recapitalization or the incurrence of Indebtedness permitted to be incurred under Section 4.09 whether or not successful, in each case, as determined in good faith by the Parent; plus

(5)                                 the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on, or other cash payments in respect of, Equity Interests held by such parties; minus

(6)                                 non-cash items increasing such Consolidated Net Income for such period (other than any non-cash items increasing such Consolidated Net Income pursuant to clauses (1) through (12) of the definition of Consolidated Net Income), other than the reversal of a reserve for cash charges in a future period in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with IFRS.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary (other than the Issuer or any Guarantor) shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income for the purposes of this definition and to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Parent or the Issuer by such Restricted Subsidiary without any direct or indirect consensual restriction pursuant to the terms of its charter and all agreements or instruments applicable to that Restricted Subsidiary or its stockholders (other than any restriction specified in clause (3) of the definition of “Consolidated Net Income”).

“Consolidated Leverage” means, as of any date of determination, the total amount of indebtedness in respect of borrowed money of the Parent and its Restricted Subsidiaries on a consolidated basis (excluding Hedging Obligations and Qualified Securitization Financings).

“Consolidated Leverage Ratio” means as of any date of determination, the ratio of (a) the Consolidated Leverage on such date to (b) the Consolidated EBITDA of the Parent for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. For purposes of calculating the Consolidated EBITDA for such period:

(1)                                 acquisitions that have been made by the specified Person or any of its Subsidiaries which are Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries which are Restricted Subsidiaries acquired by the specified Person or any of its Subsidiaries which are Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries which are Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date of determination, or that are to be made on the date of determination, will be given pro forma effect (as determined in good faith by a responsible accounting or financial officer of the Issuer or the Parent and may include anticipated expense and cost reduction synergies) as if they had occurred on the first day of the four-quarter reference period;

(2)                                 the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of on or prior to the date of determination (including transactions giving rise to the need to calculate such Consolidated Leverage Ratio), will be excluded;

(3)                                 any Person that is a Restricted Subsidiary on the date of determination will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4)                                 any Person that is not a Restricted Subsidiary on the date of determination will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculation shall be determined in good faith by a responsible financial or accounting officer of the Issuer or the Parent and may include anticipated expense and cost reduction synergies. In determining the amount of indebtedness in respect of borrowed money outstanding on any date of determination, pro forma effect will be given to any incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of indebtedness in respect of borrowed money on such date. Any undrawn amounts under revolving credit Indebtedness shall be deemed not to be outstanding.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries which are Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary), determined in accordance with IFRS and without any reduction in respect of preferred stock dividends; provided that:

(1)                                 any goodwill or other intangible asset impairment charges will be excluded;

(2)                                 the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary which is a Subsidiary of the Person;

(3)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(vii)(A), any net income (loss) of any Restricted Subsidiary (other than the Issuer or any Guarantor) will be excluded if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent or the Issuer (or any Guarantor that holds the Equity Interests of such Restricted Subsidiary, as applicable) by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Notes or this Indenture, the 2017 Notes or the 2017 Indenture, the New OeKB Facility or the Revolving Credit Facility, (c) restrictions pursuant to the 2014 Notes or the 2014 Indenture, the 2018 Notes or the 2018 Indenture, or the 2021 Notes or the 2021 Indenture, (d) contractual restrictions in effect on the Issue Date with respect to the Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole, are not materially less favorable to the Holders of the Notes than such restrictions in effect on the Issue Date under the Revolving Credit Facility, and (e) any restriction listed under clauses (i), (ii), (iii), (iv), (ix) or, to the extent it relates to restrictions listed under the foregoing clauses, clause (xv) of Section 4.08(b); except that the Parent’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Parent or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary (other than the Issuer or any Guarantor), to the limitation contained in this clause); and

(4)                                 any net gain (or loss) realized upon the sale or other disposition of any asset or operations of the Parent or any Restricted Subsidiaries (including pursuant to any sale leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Parent) or in connection with the sale or disposition of securities will be excluded;

(5)                                 any extraordinary, exceptional or unusual gain, loss or charge or any profit or loss on the disposal of property, investments and businesses, asset impairments, financial impacts of natural disasters (including fire, flood and storm and related events) and non-cash gains or losses on the price fair value adjustment of plantations (net of tax effects), or any charges or reserves in respect of any restructuring, redundancy, integration or severance or any expenses, charges, reserves or other costs related to acquisitions, the Refinancing, the 2009 Refinancing, the 2011 Refinancing, any other incurrence of Indebtedness permitted to be incurred under Section 4.09 or any BBBEE Act transaction will be excluded;

(6)                                 any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity-based awards will be excluded;

(7)                                 all deferred financing costs written off and premium paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness will be excluded;

(8)                                 any one time non-cash charges or any increases in amortization or depreciation resulting from purchase accounting, in each case, in relation to any acquisition of another Person or business or resulting from any reorganization or restructuring involving the Parent or its Subsidiaries will be excluded;

(9)                                 any ineffectiveness recognized in earnings related to qualifying hedge transactions in respect of Hedging Obligations will be excluded;

(10)                          any cash payments to the Parent or any Restricted Subsidiary in respect of (i) carbon credit sales, (ii) alternative fuel tax credits or sales or (iii) programs of a similar or related nature will be included;

(11)                          any increase in charges associated with employee benefits as a result of changes to IAS 19 Employee Benefits or any similar accounting pronouncement will be excluded; and

(12)                          the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of assets of the Issuer on a consolidated basis, including deferred pension costs, after deducting therefrom:

(i)                                     all current liabilities (excluding any indebtedness or obligations under capital leases classified as a current liability);

(ii)                                  all goodwill, trade names, trademarks, patents, unamortized debt discount and financing costs and all similar intangible assets; and

(iii)                               appropriate adjustments on account of minority interests of other Persons holding stock in any Subsidiary of the Issuer;

all as set forth in the Issuer’s and its Subsidiaries’ most recent consolidated balance sheet internally available (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with IFRS.

“Consolidated Senior Secured Leverage” means, as of any date of determination, the total amount of Senior Secured Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis (excluding Hedging Obligations and Qualified Securitization Financings).

“Consolidated Senior Secured Leverage Ratio” means as of any date of determination, the ratio of (a) the Consolidated Senior Secured Leverage on such date to (b) the Consolidated EBITDA of the Parent for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available.  For purposes of calculating the Consolidated EBITDA for such period:

(1)                                 acquisitions that have been made by the specified Person or any of its Subsidiaries which are Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries which are Restricted Subsidiaries acquired by the specified Person or any of its Subsidiaries which are Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries which are Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date of determination, or that are to be made on the date of determination, will be given pro forma effect (as determined in good faith by a responsible accounting or financial officer of the Issuer or the Parent and may include anticipated expense and cost reduction synergies) as if they had occurred on the first day of the four-quarter reference period;

(2)                                 the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of on or prior to the date of determination (including transactions giving rise to the need to calculate such Consolidated Senior Secured Leverage Ratio), will be excluded;

(3)                                 any Person that is a Restricted Subsidiary on the date of determination will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4)                                 any Person that is not a Restricted Subsidiary on the date of determination will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculation shall be determined in good faith by a responsible financial or accounting officer of the Issuer or the Parent and may include anticipated expense and cost reduction synergies.  In determining the amount of Indebtedness outstanding on any date of determination, pro forma effect will be given to any incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness on such date; provided, however, that the pro forma calculation of Consolidated Senior Secured Leverage shall not give effect to any Senior Secured Indebtedness incurred on the date of determination to be secured by a Lien pursuant to clause (1), (2) or (4) of the definition of Permitted Collateral Liens.  Any undrawn amounts under revolving credit Indebtedness shall be deemed not to be outstanding.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that, in each case, does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)                                 to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)                                 to advance or supply funds:

(a)                                 for the purchase or payment of any such primary obligation; or

(b)                                 to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)                                 to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent who:

(1)                                 was a member of such Board of Directors on the Issue Date; or

(2)                                 was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Facilities” means one or more debt facilities, instruments or arrangements incurred by the Issuer, any Guarantor, Permitted Obligor or any Finance Subsidiary (including the Revolving Credit Facility, the New OeKB Facility, the Bank Austria Facility or commercial paper facilities and overdraft facilities) or commercial paper facilities, overdraft facilities, indentures, trust deeds, debentures, fiscal agency agreements or note purchase agreements, in each case, with banks, other institutions, insurance companies, funds or investors, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit, notes, commercial paper, debentures, overdrafts or other corporate debt instruments or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or trustees or other banks or institutions and whether provided under the Revolving Credit Facility, the New OeKB Facility or the Bank Austria Facility or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term ‘‘Credit Facilities’’ shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Parent as additional borrowers, issuers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Currency Exchange Protection Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement, currency option, cap, floor, ceiling or collar or agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates as to which such Person is a party.

“Custodian” means, with respect to the Global Notes, The Bank of New York Mellon in New York, New York, and any and all successors thereto appointed as Custodian hereunder and having become such pursuant to the applicable provision of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Registered Note” means a certificated Note in a principal amount of $200,000 and integral multiples of $1,000 above $200,000 registered in the name of the Holder thereof and issued in accordance with Sections 2.06, 2.07 and 2.09, substantially in the form of Exhibit A hereto and bearing the Private Placement Legend, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, including any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision(s) of this Indenture.

“Designated Indebtedness” means any Indebtedness in an aggregate principal amount of at least US$25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is designated as Designated Indebtedness by delivery to the Trustee of an Officer’s Certificate.

“Director” means a member of the Board of Directors.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that the Notes mature.  Notwithstanding the preceding sentence, (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale (howsoever defined or referred to) will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.  For purposes hereof, the amount of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined as set forth herein.

“dollar”, “US$” or “$” means the lawful currency of the United States of America.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than dollar, at any time of determination thereof, the amount of dollar obtained by converting such currency other than dollar involved in such computation into dollar at the spot rate for the purchase of dollar with the applicable currency other than dollar as published in the Financial Times in the “Currency Rates” section (or, if the Financial Times is no longer published, or if such information is no longer available in the Financial Times, such source as may be selected in good faith by the Parent) on the date of such determination.  Except as expressly provided otherwise, whenever it is necessary to determine whether the Issuer, the Parent or any of its Restricted Subsidiaries have complied with any covenant or other provision in this Indenture or if there has occurred an Event of Default and an amount is expressed in a currency other than dollar, such amount will be treated as the Dollar Equivalent determined as of the date such amount is initially determined in such non-dollar currency.

“DTC” means The Depository Trust Company, a limited purpose trust company organized under New York law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of the Parent by the Parent (other than Disqualified Stock and other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions) or (2) of Equity Interests of a direct or indirect parent entity of the Parent to the extent that the net proceeds therefrom are contributed to the equity capital of the Parent or any of its Restricted Subsidiaries.

“Euro MTF” means the Euro MTF market, the alternative market of the Luxembourg Stock Exchange.

“European Union” means the European Union, including any country which is as of the Issue Date, or becomes after the Issue Date, a member of the European Union.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by an Officer.

“Finance Subsidiary” means a wholly owned subsidiary that is formed for the purpose of borrowing funds or issuing securities and lending the proceeds to the Issuer or a Guarantor and that conducts no business other than as may be reasonably incidental to, or related to, the foregoing.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Subsidiaries which are Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made occurs (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible accounting or financial officer of the Issuer or the Parent) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (i) any Indebtedness incurred on the Calculation Date pursuant to Section 4.09(b) or (ii) the discharge on the Calculation Date of any Indebtedness to the extent that such discharge results from the proceeds of Indebtedness incurred pursuant to Section 4.09(b).

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions that have been made by the specified Person or any of its Subsidiaries which are Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries which are Restricted Subsidiaries acquired by the specified Person or any of its Subsidiaries which are Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries which are Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible accounting or financial officer of the Issuer or the Parent and may include anticipated expense and cost reduction synergies) as if they had occurred on the first day of the four-quarter reference period;

(2)                                 the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries which are Restricted Subsidiaries following the Calculation Date;

(4)                                 any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                 any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)                                 if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months, or, if shorter, at least equal to the remaining term of such Indebtedness).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense (net of interest income) of such Person and its Subsidiaries which are Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt discount (but not debt issuance costs, commissions, fees and expenses), non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments), the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings (but excluding, in each case, all deferred financing costs written off and premium paid or other expenses incurred directly in connection with any repurchase or early extinguishment of Indebtedness); plus

(2)                                 the consolidated interest expense of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries, to the extent such Guarantee or Lien is called upon; plus

(4)                                 net payments and receipts (if any) pursuant to interest rate Hedging Obligations (excluding amortization of fees) with respect to Indebtedness; plus

(5)                                 the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Parent or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined national, state and local statutory tax rate of such Person, expressed as a decimal, as estimated in good faith by a responsible accounting or financial officer of the Issuer or the Parent.

Notwithstanding any of the foregoing, Fixed Charges shall not include any payments on any operating leases, including without limitation any payments on any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under (i) IFRS or (ii) IFRS as in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, the 144A Global Note and the Regulation S Global Note, substantially in the form of Exhibit A hereto, bearing the Global Note Legend, issued in accordance with Sections 2.01, 2.06(b), 2.06(d) or 2.06(e).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, of all or any part of any Indebtedness (whether arising by agreements to keep-well, to take or pay or to maintain financial statement conditions, pledges of assets or otherwise).

“Guarantors” means the Parent and any Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)                                 other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                 other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, including Currency Exchange Protection Agreements, or commodity prices.

“Holder” means a Person in whose name a Note is registered in the Register.

“IFRS” means International Financial Reporting Standards promulgated by the International Accounting Standards Board or any successor board or agency and, except as otherwise specified, as in effect on the date of any calculation or determination required hereunder.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables and accrued liabilities arising in the ordinary course of business that are not more than 120 days past due and Guarantees thereof):

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments for which such Person is responsible or liable;

(3)                                 representing reimbursement obligations in respect of letters of credit, bankers’ acceptances or similar instruments (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence);

(4)                                 representing Capital Lease Obligations (subject to clause (1) of the next succeeding paragraph);

(5)                                 representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; and

(6)                                 representing net obligations under any Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such person at such time);

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with IFRS.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The term “Indebtedness” shall not include:

(1)                                 any lease of property which would be considered an operating lease under (i) IFRS or (ii) IFRS as in effect on the Issue Date;

(2)                                 Contingent Obligations in the ordinary course of business;

(3)                                 in connection with the purchase by the Parent or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; or

(4)                                 for the avoidance of doubt, any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding under such facility.

“Indenture” means this Indenture, as it may be amended, modified or supplemented from time to time.

“Indirect Participant” means a Person who holds a Book-Entry Interest in a Global Note through a Participant.

“Instructions” means any written notices, directions or instructions received by the Registrar and Agents from an Authorized Person or from a person reasonably believed by the Registrar and Agents to be an Authorized Person.

“Intercreditor Agreement” means the agreement among the Security Agent, the trustee for the 2014 Notes, the trustee for the 2017 Notes, the trustee for the 2018 Notes, the trustee for the 2021 Notes, the agent for the Bank Austria Facility, the agent for the Revolving Credit Facility, the Trustee and the other parties named therein, as amended from time to time.

“Investment Grade Status” shall occur when the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” as defined in section 3(a)(62) of the U.S. Exchange Act selected by the Issuer as a replacement agency).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, but excluding advances or extensions of credit to customers or suppliers made in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as Investments on a balance sheet (excluding the footnotes) prepared in accordance with IFRS.  If the Parent or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c).  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means July 5, 2012.

“JSE” means an exchange formerly known as the Johannesburg Stock Exchange and operated by JSE Limited.

“Issuer” means Sappi Papier Holding GmbH until a successor replaces it in accordance with the provisions of this Indenture, after which, “Issuer” shall mean such successor.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by either party.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent or any Restricted Subsidiary:

(1)                                 in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business;

(2)                                 in respect of moving related expenses incurred in connection with any closing or consolidation of any facility or office; or

(3)                                 in the ordinary course of business and (in the case of this clause (3)) not exceeding US$5.0 million in the aggregate outstanding at any time.

“Manufacturing Facility” means any mill, manufacturing plant or other manufacturing facility including, in each case, the equipment therein.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Parent on the date of the declaration of the relevant dividend or on the date of the declaration or formal approval of the relevant distribution or other payment, as applicable, multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock on the JSE for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend or the date of the declaration or formal approval of the relevant distribution or other payment, as applicable.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Offering Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)                                 the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;

(2)                                 all distributions and other payments required to be made to minority interest holders (other than the Parent or any Subsidiary) in Subsidiaries or joint ventures as a result of such Asset Sale;

(3)                                 taxes paid or payable as a result of the Asset Sale;

(4)                                 any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with IFRS; and

(5)                                 all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale.

“New OeKB Facility” means the facility agreement for an amount of up to the lower of €142.0 million and the euro equivalent of US$170.0 million on the date of funding to be entered into on or before September 29, 2012 among SPH or another Restricted Subsidiary, as borrower, Parent and certain of Parent’s Subsidiaries, as guarantors, UniCredit Bank Austria AG, as mandated lead arranger and agent, and certain financial institutions to be listed therein as lenders, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreement or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder (subject to compliance with Section 4.09) or altering the maturity thereof.

“Non-Recourse Debt” means Indebtedness as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Initial Notes by the Issuer.

“Offering Memorandum” means the final Offering Memorandum, dated June 20, 2012, relating to the offer of the Initial Notes.

“Officer” means, the Chief Executive Officer, the Chief Financial Officer of the Parent or a responsible accounting or financial officer of the Parent or the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of either the Parent or the Issuer by an Officer.

“Opinion of Counsel” means an opinion in writing from and signed by legal counsel that meets the requirements of Section 13.03 and which opinion is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer, the Parent or any Restricted Subsidiary.

“outstanding” means, in relation to the Notes as of any date of determination, all the Notes issued other than:

(1)                                 Notes which have been redeemed pursuant to this Indenture;

(2)                                 Notes in respect of which the date for redemption in accordance with this Indenture has occurred and the redemption moneys including premium, if any, and all interest and Additional Amounts, if any, payable thereon have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided herein (and where appropriate notice to that effect has been given to the relative Holders) and remain available for payment against presentation of the relevant Notes;

(3)                                 Notes which have been purchased and cancelled in accordance with Sections 4.10 or Section 4.14;

(4)                                 mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued in accordance with Section 2.07;

(5)                                 (for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued; and

(6)                                 any Global Note to the extent that it shall have been exchanged for another Global Note or for Definitive Registered Notes pursuant to its provisions;

provided that for each of the following purposes, namely:

(1)                                 the right to vote of any Holders in respect of any direction, waiver or consent delivered in accordance with the terms of this Indenture; and

(2)                                 the determination of how many and which Notes are for the time being outstanding for the purposes of Sections 6.01 through 6.06 (inclusive), 6.11, 7.08 and 9.02,

Notes (if any) which at such date of determination are held by or on behalf of the Issuer or any Affiliate of the Issuer shall be deemed not to remain outstanding, except that, in determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes concerning which a Responsible Officer of the Trustee has received written notice are so owned will be so disregarded.

“Parent” means Sappi Limited and its successors and assigns.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Business” means (a) any businesses, services or activities engaged in by the Parent or any of the Restricted Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Parent or any of the Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Permitted Collateral Liens” means:

(1)                                 Liens on the Collateral to secure (A) any 2014 Notes outstanding on the Issue Date after application of the proceeds of the Notes (and the 2014 Note Guarantees with respect to such notes); (B) the 2018 Notes issued on the 2018/2021 Notes Issue Date (and the 2018 Notes Guarantees with respect to such notes); (C) the 2021 Notes issued on the 2018/2021 Notes Issue Date (and the 2021 Note Guarantees with respect to such notes); and (D) the Notes and the 2017 Notes (and the Note Guarantees and the 2017 Note Guarantees) issued on the Issue Date and, in each of (A), (B), (C) and (D) any Permitted Refinancing Indebtedness in respect thereof that is Designated Indebtedness (and Permitted Refinancing Indebtedness in respect of such Permitted Refinancing Indebtedness that is Designated Indebtedness), provided that each of the parties thereto will have entered into the Intercreditor Agreement; and provided further that the Collateral securing such Indebtedness secures the Notes or the Note Guarantees on a senior or pari passu basis;

(2)                                 Liens on the Collateral to secure Indebtedness under Credit Facilities that is Designated Indebtedness permitted by clause (1) of the definition of Permitted Debt, provided that the Collateral securing such Indebtedness also secures the Notes or the

Note Guarantees on a senior or pari passu basis; provided further that each of the parties thereto will have entered into the Intercreditor Agreement;

(3)                                 Liens on the Collateral to secure Indebtedness of the Issuer or a Guarantor that is Designated Indebtedness; provided that on the date of such incurrence and after giving pro forma effect thereto the Consolidated Senior Secured Leverage Ratio would have been no more than 2.5 to 1.0; provided further that the Collateral securing such Indebtedness secures the Notes on a senior or pari passu basis; and provided further that each of the parties thereto will have entered into the Intercreditor Agreement;

(4)                                 Liens on the Collateral to secure Indebtedness permitted by Section 4.09(a) or Section 4.09(b)(xxiii), provided that the assets and properties securing such Indebtedness will also secure the Notes on a senior or pari passu basis, provided further, that the aggregate amount of such Indebtedness secured by Liens under this clause (4) does not at any time exceed the greater of US$175.0 million and 3.0% of Total Assets;

(5)                                 Liens on the Collateral securing the Parent’s or any Restricted Subsidiary’s obligations under Hedging Obligations other than Hedging Obligations in respect of commodity prices permitted by Section 4.09(b)(viii) provided that each of the parties thereto will have entered into the Intercreditor Agreement;

(6)                                 Liens on the Collateral arising by operation of law or that are described in one or more of clauses (4), (5), (6), (7), (8), (9), (18), (19), (22), (23) and (35) of the definition of “Permitted Liens”; and

(7)                                 any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (6) above, provided that any such extension, renewal or replacement will be no more restrictive in any material respect than the Lien so extended, renewed or replaced and will not extend in any material respect to any additional property or assets and the Collateral securing such Lien secures the Notes or the Note Guarantees on a pari passu basis;

provided that, in the case of each of clauses (1), (2), (3), (4) and (7) the assets and properties, if any, securing Indebtedness incurred under the Revolving Credit Facility also secure the Notes and the Note Guarantees on a senior or pari passu basis; and provided further, that, to the extent the Revolving Credit Facility require the Parent or any Subsidiary to grant security in respect of the shares of a Guarantor, no such security shall be required if such security could be reasonably expected to give rise to or result in:  (A) personal liability for the officers, directors or shareholders of such Restricted Subsidiary, (B) any violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to such Restricted Subsidiary or (C) any significant cost, expense, liability or obligation (including with respect to any Taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (B) undertaken in connection with such Lien, which cannot be avoided through measures reasonably available to the Restricted Subsidiary.

“Permitted Investments” means:

(1)                                 any Investment in the Parent or in a Restricted Subsidiary; provided that any Investment in the form of cash by the Issuer or any of its Restricted Subsidiaries directly in a South African Restricted Subsidiary must be made in the form of intercompany Indebtedness and the receivable under such Indebtedness must be assigned to secure the obligations under the Notes and may secure the obligations under other Indebtedness that is required to be secured by such Lien on a pari passu or junior basis;

(2)                                 any Investment in cash and Cash Equivalents;

(3)                                 any Investment by the Parent or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary;

(4)                                 any Investment made as a result of the receipt of non-cash consideration or deemed non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)                                 any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(6)                                 any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)                                 any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness;

(8)                                 Investments in receivables owing to the Parent or any Restricted Subsidiary created or acquired in the ordinary course of business;

(9)                                 Investments represented by Hedging Obligations, which obligations are permitted by Section 4.09(b)(viii);

(10)                          Investments in the Notes, the 2017 Notes, the 2014 Notes, the 2018 Notes, the 2021 Notes, the SPH Bonds due 2032, the South African Notes and any other Indebtedness of the Parent or any Restricted Subsidiary;

(11)                          any Guarantee of Indebtedness permitted to be incurred by Section 4.09;

(12)                          any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(13)                          Investments acquired after the Issue Date as a result of the acquisition by the Parent or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted

Subsidiaries after the Issue Date in a transaction that is not prohibited by Section 5.01 to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(14)                          Management Advances;

(15)                          any Investments in the Jiangxi Chenming Paper Co. Ltd. joint venture, in an aggregate amount when taken together with all other Investments made pursuant to this clause (15) after the Issue Date that are at the time outstanding not to exceed US$30.0 million;

(16)                          Investments in consortia, joint ventures and similar arrangements formed in connection with the BBBEE Act, including the Lereko Property Consortium transactions in an aggregate amount when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed US$50.0 million; and

(17)                          other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed the greater of US$300.0 million and 4.25% of Total Assets, provided, that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.07, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (1) or (3) of the definition of “Permitted Investments” and not this clause.

“Permitted Liens” means:

(1)                                 Liens in favor of the Parent or any of the Restricted Subsidiaries;

(2)                                 Liens on property of a South African Restricted Subsidiary (other than ordinary shares of Sappi Southern Africa (Proprietary) Ltd) to secure Indebtedness of South African Restricted Subsidiaries permitted by Section 4.09;

(3)                                 Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation, were not incurred in contemplation thereof and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent or any Restricted Subsidiary;

(4)                                 Liens to secure the performance of statutory obligations, trade contracts, insurance, surety or appeal bonds, workers compensation obligations, leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(5)                                 Liens to secure Indebtedness permitted by Section 4.09(b)(iv) covering only the assets acquired with or financed by such Indebtedness;

(6)                                 Liens existing on the Issue Date;

(7)                                 Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded;

(8)                                 Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(9)                                 survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely impair their use in the operation of the business of such Person and any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

(10)                          Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(11)                          Liens securing Indebtedness under Hedging Obligations, which obligations are permitted by Section 4.09(b)(viii);

(12)                          Liens to secure any Permitted Refinancing Indebtedness (excluding Liens to secure Permitted Refinancing Indebtedness initially secured pursuant to clause (21) of this definition) permitted to be incurred under this Indenture; provided, however, that:

(a)                                 the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)                                 the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premia, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)                          Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(14)                          filing of Uniform Commercial Code financing statements under U.S. state law (or similar filings under applicable jurisdiction) in connection with operating leases in the ordinary course of business;

(15)                          bankers’ Liens, rights of setoff or similar rights and remedies as to deposit accounts, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16)                          Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17)                          Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18)                          Leases, licenses, subleases and sublicenses of assets in the ordinary course of business;

(19)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of assets entered into in the ordinary course of business;

(20)                          Liens on Securitization Assets and related assets incurred in connection with any Qualified Securitization Financing;

(21)                          Liens incurred by the Parent or any Restricted Subsidiary with respect to obligations that do not exceed US$175.0 million at any one time outstanding.

(22)                          (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Parent or any Restricted Subsidiary has easement rights or on any real property leased by the Parent or any Restricted Subsidiary and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

(23)                          Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(24)                          Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(25)                          Liens (including put and call arrangements) on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(26)                          pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of the Parent or any Restricted Subsidiary’s business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;

(27)                          Liens over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any permitted disposal by the Parent or a Restricted Subsidiary on condition that the cash paid into such escrow account in relation to a disposal does not represent more than 15% of the net proceeds of such disposal;

(28)                          limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Restricted Subsidiaries securing obligations of such joint ventures;

(29)                          Liens on any proceeds loan made by the Parent or any Restricted Subsidiary in connection with any future incurrence of Indebtedness permitted under this Indenture and securing that Indebtedness;

(30)                          Liens created on any asset of the Parent or a Restricted Subsidiary established to hold assets of any stock option plan or any other management or employee benefit or incentive plan or unit trust of the Parent or a Restricted Subsidiary securing any loan to finance the acquisition of such assets;

(31)                          Liens over treasury stock of the Parent or a Restricted Subsidiary purchased or otherwise acquired for value by the Parent or such Restricted Subsidiary pursuant to a stock buy-back scheme or other similar plan or arrangement;

(32)                          Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor or a Guarantee of any such Indebtedness by the Parent;

(33)                          Liens on property at the time the Parent or a Restricted Subsidiary acquired the property; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any other property owned by the Parent or any Restricted Subsidiary;

(34)                          Liens securing or relating to industrial revenue, pollution control or other tax exempt bonds;

(35)                          Liens on escrowed proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(36)                          any limited recourse Lien to secure Indebtedness incurred in connection with any project financing; provided that the assets or revenues which are subject to that Lien are:

(a)                                 assets which are the subject of the applicable project; or

(b)                                 claims, revenues or proceeds which arise from the use or operation, failure to meet specifications, failure to complete, expropriation, sale or loss of or damage to, those assets; and

(37)                          any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (36) (but excluding clauses (5), (21), and (23)); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced.

“Permitted Obligor” means any Restricted Subsidiary that is an obligor under the Revolving Credit Facility, the Bank Austria Facility, the New OeKB Facility or any refinancing Indebtedness in respect thereof that is not required to Guarantee the Notes pursuant to Section 4.16.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, exchange, defease or discharge other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness (other than any proceeds loan)); provided that:

(1)                                 the aggregate principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price) of such Permitted Refinancing

Indebtedness does not exceed the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price) of the Indebtedness renewed, refunded, refinanced, replaced, exchanged, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premia, incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has (a) a final maturity date that is either (i) no earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged or (ii) after the final maturity date of the Notes and (b) has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; provided, however that only clause (a)(ii) of this paragraph (2) shall apply to any Permitted Refinancing Indebtedness in respect of the SPH Bonds due 2032.

(3)                                 if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is expressly, contractually, subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, on terms at least as favorable to the Holders of the Notes or the Note Guarantees, as the case may be, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged; and

(4)                                 if the Issuer or any Guarantor was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, such Indebtedness is incurred either by the Issuer, a Finance Subsidiary or by a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any Manufacturing Facility that (i) is owned by the Issuer or a Subsidiary of the Issuer, (ii) has a gross book value (without deduction of any applicable depreciation reserves) on a date as of which the determination is being made of more than 3% of the Consolidated Net Tangible Assets of the Issuer and (iii) has not been determined in good faith by the Board of Directors of the Issuer not to be materially important to the total business conducted by the Issuer and its Subsidiaries, taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Securitization Financing” means any financing pursuant to which the Parent or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to any other Person or grant a security interest in, any accounts receivable (and related assets) in any aggregate principal amount equivalent to the Fair Market Value of such accounts receivable (and related assets) of the Parent or any of its Restricted Subsidiaries; provided that (a) the covenants, events of default and other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the Parent’s board of directors of senior management) at the time such financing is entered into, (b) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the Parent’s board of directors or senior management) at the time such financing is entered into and (c) such financing shall be non-recourse to the Parent or any of its Restricted Subsidiaries except to a limited extent customary for such transactions.

“Refinancing” has the meaning given to such term in the Offering Memorandum.

“Regulation S” means Regulation S promulgated under the U.S. Securities Act.

“Regulation S Definitive Note” means a Definitive Registered Note sold in reliance on Regulation S.

“Regulation S Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with the Custodian and registered in the name of Cede & Co., as nominee for DTC, that will be issued in an initial amount equal to the principal amount of the Notes initially resold in reliance on Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any director, vice president, assistant vice president, trust officer or any other officer within the Corporate Trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Registered Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period, as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary, including the Issuer.

“Revolving Credit Facility” means the credit agreement for an amount of up to €350.0 million entered into on August 27, 2009 and amended and restated on April 28, 2011 among SPH and Sappi International SA, as borrowers, the Parent and certain of the Parent’s Subsidiaries, as guarantors, and certain financial institutions, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or made available thereunder (subject to compliance with Section 4.09) or altering the maturity thereof.

“Rule 144A” means Rule 144A promulgated under the U.S. Securities Act.

“Rule 144A Definitive Note” means a Definitive Registered Note sold in reliance on Rule 144A.

“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Rule 903” means Rule 903 promulgated under the U.S. Securities Act.

“Rule 904” means Rule 904 promulgated under the U.S. Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Securitization Assets” means any accounts receivable, inventory, royalty or revenue streams from sales of inventory (including, in each case, related assets and proceeds) subject to a Qualified Securitization Financing.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not the Parent or a Restricted Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Subsidiary of the Parent (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Parent or any Subsidiary of the Parent makes an Investment and to which the Parent or any Subsidiary of the Parent transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Parent or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Parent as a Securitization Subsidiary.

“Security Agent” means J.P. Morgan Europe Limited until a successor security agent replaces it in accordance with the applicable provisions of the Intercreditor Agreement and the Collateral Documents, after which, “Security Agent” shall mean such successor.

“Senior Secured Indebtedness” means, as of any date of determination, the principal amount of any Indebtedness for borrowed money that is secured by a Lien.

“Significant Subsidiary” means, at the date of determination, any Restricted Subsidiary that together with its Subsidiaries which are Restricted Subsidiaries (i) for the most recent fiscal year, accounted for more than 10% of the consolidated revenues of the Parent or (ii) as of the end of the most recent fiscal year, was the owner of more than 10% of the consolidated assets of the Parent.

“South African Notes” means any debt securities issued by the Parent or any South African Restricted Subsidiary from time to time.

“South African Restricted Subsidiary” means a Restricted Subsidiary that is organized under the laws of the Republic of South Africa or is a Subsidiary thereof and is not a Guarantor.

“SPH” means Sappi Papier Holding GmbH.

“SPH Bonds due 2032” means the SPH 7.50% Guaranteed Notes due 2032.

“Stated Maturity” means, with respect to any instalment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means a Subsidiary of the Parent that provides a Note Guarantee.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other additional amounts related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax).  “Taxes” and “Taxation” shall be construed to have corresponding meanings.

“Total Assets” means the total consolidated assets of Sappi Limited, as shown on the most recent balance sheet (excluding the footnotes thereto) of Sappi Limited prepared in accordance with IFRS.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2015; provided, however, that if the period from the redemption date to June 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon until a successor trustee replaces it in accordance with the applicable provisions of this Indenture, after which, “Trustee” shall mean such successor.

“Unrestricted Definitive Note” means a Definitive Registered Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Issuer or any successor to the Issuer) that is designated by the Board of Directors of the Parent or Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent; and

(3)                                 is a Person with respect to which neither the Parent nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

“U.S. Dollars” or “US$” or “$” means and/or refers to the lawful currency of the United States.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto.

“U.S. Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

“U.S. Person” means a U.S. person as defined in Regulation S.

“U.S. Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder, as amended.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining instalment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amounts of such Indebtedness.

Section 1.02                             Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.17
“Additional Notes”	2.12
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Agent”	2.02
“Authentication	2.02
“Authorized Agent”	13.05
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Events of Default”	6.01
“Excess Proceeds”	4.10

“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.12
“Offer Period”	3.12
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Principal Paying Agent”	2.03
“Purchase Date”	3.12
“Register”	2.03
“Registrar”	2.03
“Restricted Payments”	4.07
“Suspension Debt”	4.12
“Suspension Period”	4.21
“Tax Jurisdiction”	4.17
“Tax Redemption Date”	3.08
“Transfer Agent”	2.03

Section 1.03                             [Reserved].

Section 1.04                             Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  provisions apply to successive events and transactions;

(f)                                   references to sections of or rules under the U.S. Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(g)                                  all references to the principal, premium, interest or any other amount payable pursuant to this Indenture shall be deemed also to refer to any Additional Amounts which may be payable hereunder in respect of payments of principal, premium, interest and any other amounts payable pursuant to this Indenture or any undertakings given in addition thereto or in substitution therefor pursuant to this Indenture and express reference to the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made;

(h)                                 except as otherwise provided, whenever an amount is denominated in euro, it shall be deemed to include the Euro Equivalent amounts denominated in other currencies, and, whenever an amount is denominated in dollars, it shall be deemed to include the Dollar Equivalent amounts denominated in other currencies; and

(i)                                     unsecured or unguaranteed Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness or guaranteed Indebtedness merely by virtue of its nature as unsecured or unguaranteed Indebtedness.

ARTICLE 2

THE NOTES

Section 2.01                             Form and Dating.

(a)                                 General.

The Notes and the Trustee’s certificates of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage and as provided herein.  The Issuer shall approve the form of the Notes and any notation, legend or endorsement thereon.  Each Note will be dated the date of its authentication.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors, the Trustee and the Security Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.

Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and a “Schedule of Exchanges of Interests in the Global Note” substantially in the form of Schedule A attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  144A Global Notes and Regulation S Global Notes.

Notes sold within the United States to QIBs pursuant to Rule 144A under the U.S. Securities Act shall be issued initially in the form of a 144A Global Note, which shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the 144A Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each such Global Note, as hereinafter provided.

Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Note, which shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each such Global Note, as hereinafter provided.

(d)                                 Definitive Registered Notes.

Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture.

Notes issued in definitive registered form will be substantially in the form of Exhibit A hereto (excluding the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” in the form of Schedule A attached thereto).

(e)                                  Book-Entry Provisions.

The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through DTC.

(f)                                   Denomination.

The Notes shall be in denominations of $200,000 and integral multiples of $1,000 above $200,000.

Section 2.02                             Execution and Authentication.

(a)                                 Two members of the Issuer’s Board of Directors shall sign the Notes for the Issuer by manual or facsimile signature.

(b)                                 If a member of the Issuer’s Board of Directors whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c)                                  A Note shall not be valid until authenticated by the manual or facsimile signature of the authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, the Issuer may deliver such Note to the Trustee for cancellation as provided for in Section 2.10 hereof.

(d)                                 The Trustee will, upon receipt of a written order of the Issuer signed by an authorized representative (an “Authentication Order”), authenticate or cause the Authentication Agent to authenticate the Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.  The Trustee may appoint one or more authentication agents (the “Authentication Agent”) acceptable to the Issuer to authenticate Notes.  Such an agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.03                             Paying Agent, Registrars and Transfer Agents.

The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the Notes in each of (i) the City of London, (ii) the Borough of Manhattan, City of New York (the “Principal Paying Agent”), and (iii) Luxembourg, for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require.  The Issuer will ensure that it maintains a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive.  The initial Paying Agents will be The Bank of New York Mellon in London and New York and The Bank of New York Mellon (Luxembourg) S.A. in Luxembourg.

The Issuer will also maintain one or more registrars (each, a “Registrar”) with offices in each of (i) the City of London, (ii) the Borough of Manhattan, City of New York, and (iii) Luxembourg, for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and

admitted for trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require.  The Issuer will also maintain a transfer agent (each, a “Transfer Agent”) in each of the City of London, the Borough of Manhattan, City of New York and Luxembourg.  The initial Registrar will be The Bank of New York Mellon in London and New York and The Bank of New York Mellon (Luxembourg) S.A. in Luxembourg.  The initial Transfer Agent will be The Bank of New York Mellon.  The Registrar and the Transfer Agent in New York and the Transfer Agent in Luxembourg will maintain a register reflecting ownership of Definitive Registered Notes (as defined herein) outstanding from time to time and will make payments on and facilitate transfer of Definitive Registered Notes (as defined herein) on behalf of the Issuer.  The Registrar and/or the Transfer Agent (as the case may be) will promptly inform the Issuer of any changes to the Register.  In the case of discrepancy between the Register and the register kept by, and at the registered office of, the Issuer, the registrations in the register held by, and at the registered office of, the Issuer shall prevail for Luxembourg law purposes.  Each Transfer Agent shall perform the functions of a transfer agent.

Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent; provided, however, that in no event may the Issuer appoint a Principal Paying Agent in any member state of the European Union where the Principal Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes unless the Principal Paying Agent would be so obliged if it were located in all other member states.  For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in a newspaper having a general circulation in Luxembourg or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange in accordance with Section 13.01.

Section 2.04                             Paying Agent to Hold Money.

Each Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest, premium and Additional Amounts, if any, on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer, the Parent or a Subsidiary) shall have no further liability for the money.  Upon any insolvency, bankruptcy or reorganization proceedings relating to the Issuer (including, without limitation, its bankruptcy, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally), the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                             Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee or the Principal Paying Agent is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish, to the Trustee and each Paying Agent at least seven Business Days before each interest payment date and at such other times as the Trustee or the Principal Paying Agent may request in writing, a list of the names and addresses of the Holders of Notes in such form and as of such date as the Trustee or the Principal Paying Agent may reasonably require.

Section 2.06                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.

A Global Note may not be transferred except as a whole by a Depositary to a Custodian or a nominee of such Custodian, by a Custodian or a nominee of such Custodian to such Depositary or to another nominee or Custodian of such Depositary, or by such Custodian or Depositary or any such nominee to a successor Depositary or Custodian or a nominee thereof.

All Global Notes will be exchanged by the Issuer for Definitive Registered Notes:

(i)                                     if DTC notifies the Issuer that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days;

(ii)                                  in whole, but not in part, if the Issuer or DTC so request following a Default under this Indenture; or

(iii)                               if the holder of a Book-Entry Interest requests such exchange in writing delivered through DTC following a Default by the Issuer under this Indenture and enforcement action is being taken under this Indenture.

Upon the occurrence of any of the preceding events in clauses (i) through (iii) above, the Issuer shall issue or cause to be issued Definitive Registered Notes in such names as the relevant Depositary shall instruct the Trustee.

Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.09 hereof.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a).  Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) below.

(b)                                 General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes.

The transfer and exchange of Book-Entry Interests shall be effected through the relevant Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Trustee must receive:  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited or debited with such increase or decrease, if applicable.

In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note, the Trustee and the Registrar must receive:  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the Registrar to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book-Entry Interest, the Trustee must receive a written order directing the Depositary to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged.

Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture, the Trustee or the Registrar, as specified in this Section 2.06, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Depositary to reflect such increase or decrease in its systems.

Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the U.S. Securities Act.  Transfers and exchanges of Book-Entry Interests for Book-Entry Interests also shall require compliance with either subparagraph (b)(i)or (b)(ii) below, as applicable, as well as subparagraph (b)(iii) below, if applicable.

(i)                                     Transfer of Book-Entry Interests in the Same Global Note.  Book-Entry Interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in a Global Note, in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, Book-Entry Interests in the Regulation S Global Notes will be limited to persons that have accounts with DTC or persons who hold interests through DTC, and any sale or transfer of such interest to U.S. persons shall not be permitted during the Restricted Period unless such resale or transfer is made pursuant to Rule 144A.  No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(i).

(ii)                                  All Other Transfers and Exchanges of Book-Entry Interests in Global Notes.  A Holder may transfer or exchange a Book-Entry Interest in Global Notes in a transaction not subject to Section 2.06(b)(i) above only if the Trustee receives either:

(A)                               both:

(1)                                 a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(2)                                 instructions given by the Depositary in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase; or

(B)                               both:

(1)                                 a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(2)                                 instructions given by the Depositary to the Registrar containing information specifying the identity of the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to in (1) above, the principal amount of such securities and the CUSIP, ISIN, Common Code or other similar number identifying the Notes, provided that any such transfer or exchange is made in accordance with the transfer restrictions set forth in the Private Placement Legend.

(iii)                               Transfer of Book-Entry Interests to Another Global Note.  A Book-Entry Interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Trustee receives the following:

(A)                               if the transferee will take delivery in the form of a Book-Entry Interest in a 144A Global Note, then the transferor must deliver either a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(c)                                  Transfer or Exchange of Book-Entry Interests in Global Notes for Definitive Registered Notes.  If any Holder of a Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon receipt by the Trustee and the Registrar of the following documentation:

(i)                                     in the case of a transfer on or before the expiration of the Restricted Period by a Holder of a Book-Entry Interest in a Regulation S Global Note, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in either item (1) or item (2) thereof;

(ii)                                  in the case of a transfer after the expiration of the Restricted Period by a Holder of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.06(b) above;

(iii)                               in the case of a transfer by a Holder of a Book-Entry Interest in a Rule 144A Global Note to a QIB in reliance on Rule 144A, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iv)                              in the case of a transfer by a Holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Regulation S, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(v)                                 in the case of a transfer by a Holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Rule 144, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(l) below, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount.  Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall be registered by the Registrar in such name or names and in such authorized denomination or denominations as the Holder of such Book-Entry Interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Registrar shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered.  Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d)                                 Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests in the Global Notes.  If any Holder of a Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note or to transfer such Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Trustee and the Registrar of the following documentation:

(i)                                     if the Holder of such Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(ii)                                  if such Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iii)                               if such Definitive Registered Note is being transferred in reliance on Regulation S or Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) or (3) thereof, as applicable;

(iv)                              if such Definitive Registered Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof; and

the Trustee will cancel the Definitive Registered Note, and the Trustee will increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Global Note, in the case of clause (ii) above, the appropriate 144A Global Note, in the case of clause (iii) above, the appropriate Global Note, and in the case of clause (iv) above, the appropriate Global Note.

(e)                                  Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes.

Upon request by a Holder of Definitive Registered Notes, and such Holder’s compliance with the provisions of this Section 2.06(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Registered Notes of which registration the Issuer will be informed of by the Transfer Agent or the Registrar (as the case may be).  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Registered Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing.  In the event that the Holder of such Definitive Registered Notes does not transfer the entire principal amount of Notes represented by any such Definitive Registered Note, the Transfer Agent or the Registrar will cancel or cause to be cancelled such Definitive Registered Note and the Issuer (who has been informed of such cancellation) shall execute and the Trustee or the Authentication Agent shall authenticate and deliver to the requesting Holder and any transferee Definitive Registered Notes in the appropriate principal amounts.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

Any Definitive Registered Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Registered Note if the Registrar receives the following:

(i)                                     if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(ii)                                  if the transfer will be made in reliance on Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(f)                                   Legends.  The following legends shall appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                                     Private Placement Legend:  Each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the applicable legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER FOR THE BENEFIT OF THE ISSUER AND THE GUARANTORS AND ANY OF THEIR SUCCESSORS IN INTEREST (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY [RULE 144] [REGULATION S] UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE DATE OF ORIGINAL ISSUE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THE NOTES (OR ANY PREDECESSOR THERETO) (THE “RESALE RESTRICTION TERMINATION DATE”) RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR A BENEFICIAL INTEREST IN THIS NOTE EXCEPT (A) TO THE ISSUER, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON THAT THE SELLER, AND ANY PERSON ACTING ON ITS BEHALF, REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION

COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE US SECURITIES ACT OR PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES”, AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(ii)                                  Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE.”

(g)          Exchanges of Book-Entry Interests in Global Notes for Restricted Definitive Notes.  A Holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for a Restricted Definitive Note if the exchange or transfer complies with the requirements of Section 2.06(b) above and the Trustee receives a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.06(b), above the Trustee shall (i) instruct the Custodian to deliver, or cause to be delivered, the relevant Global Note to the Trustee for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange; (ii) thereafter, return the Global Note to the Custodian together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such exchange.  The Registrar shall cause all Definitive Registered Notes issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(g) to bear the Private Placement Legend.

The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02 hereof, the Authentication Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.

(h)                                 Exchanges of Book-Entry Interests in Global Notes for Unrestricted Definitive Notes.  To the extent permitted by the Depositary, a holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Note only if the Trustee receives a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.06(b), the Trustee shall (i) instruct the Custodian to deliver, or cause to be delivered, the relevant Global Note to the Trustee for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange; (ii) thereafter, return the Global Note to the Custodian together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer.

The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02 hereof, the Authentication Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.  Any Definitive Registered Note issued in exchange for a Book-Entry Interest pursuant to this Section 2.06(h) shall not bear the Private Placement Legend.

(i)                                     Exchanges of Restricted Definitive Registered Notes for Book-Entry Interests in Global Notes.  Any Holder of a Restricted Definitive Note may exchange such Note for a Book-Entry Interest in a Global Note if such exchange complies with Section 2.06(b) above, such exchange takes place after the expiration of the Restricted Period and the Registrar receives a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof.

Upon satisfaction of the foregoing conditions, the Registrar shall (i) cancel such Note pursuant to Section 2.10 hereof; (ii) record such exchange on the Register; (iii) instruct the Custodian to deliver the applicable Global Note; (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such exchange; and (v) thereafter, return the Global Note to the Custodian together with all information regarding the Participant accounts to be credited in connection with such exchange.

(j)            Transfer of Restricted Definitive Notes for Definitive Registered Notes.

Any Holder of a Restricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.06(b) above and the Registrar a certificate to the effect set forth in Exhibit B hereto, including the certifications in either item (1), (2) or (3) thereof; provided that, in the case of a transfer after the expiration of the Restricted Period by a Holder of a Regulation S Definitive Note, no additional documentation is required.

Upon the receipt of any Definitive Registered Note, the Registrar shall cancel such Note pursuant to Section 2.10 hereof and complete and deliver to the Issuer the applicable Definitive Registered Note.  The Issuer shall execute and the Authentication Agent shall authenticate and deliver such Definitive Registered Note to such Person(s) as the Holder of the surrendered Definitive Registered Note shall designate.

(k)                                 Transfer of Unrestricted Definitive Notes.  Any Holder of an Unrestricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.06(b) above.

(l)                                     Cancellation and/or Adjustment of Global Notes.  At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Registered Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 hereof.  At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction; and if the Book-Entry Interests is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interests in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.

(m)                             General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Registered Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)                                  No service charge shall be made by the Issuer or the Registrar to a Holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Registered Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06, 4.10, Section 4.14 and 9.04 hereof).

(iii)                               No Transfer Agent or Registrar shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                              All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

(v)                                 The Issuer shall not be required to register the transfer into its register kept at its registered office of any Definitive Registered Notes:  (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.03 hereof; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.  Any such transfer will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

(vi)                              The Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest, and premium and Additional Amounts, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)                           All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee or the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by electronic mail or facsimile with originals to be delivered promptly thereafter to the Trustee.

Section 2.07                             Replacement Notes.

(a)                                 If any mutilated Note is surrendered to the Registrar, the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authentication agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge the Holder for its expenses in replacing a Note, including reasonable fees and expenses of counsel.  In the event of any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

(b)                                 Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(c)                                  The provisions of this Section 2.07 are exclusive and preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 2.08                             Outstanding Notes.

The Notes outstanding at any time shall be the Notes that fall within the definition of “outstanding” contained in Section 1.01 hereof.

Section 2.09                             Temporary Notes.

(a)                                 Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as such shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

(b)                                 Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.10                             Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar, each Paying Agent and any Transfer Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary) and no one else shall cancel Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the U.S. Exchange Act).  Certification of the destruction of all canceled Notes shall be delivered to the Issuer following a written request from the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.  The Issuer undertakes to promptly inform the Luxembourg Stock Exchange (as long as the Notes are admitted to trading on the Euro MTF and listed on the Official List of the Luxembourg Stock Exchange) on any such cancellation.

Section 2.11                             Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuer shall notify the Trustee as soon as practicable in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 calendar days prior to the related payment date for such defaulted interest.  At least 15 calendar days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall deliver to the Holders in accordance with Section 13.01 hereof a notice that states the special record date, the related payment date and the amount of such interest to be paid.  The Issuer undertakes to promptly inform the Luxembourg Stock Exchange (as long as the Notes are admitted to trading on the Euro MTF and listed on the Official List of the Luxembourg Stock Exchange) of any such special record date.

Section 2.12                             Further Issues.

(a)                                 The Notes may be issued in one or more series.  All Notes of any one series shall be substantially identical except as to denomination.

(b)                                 Subject to compliance with Section 4.09 hereof, the Issuer may from time to time issue further notes (the “Additional Notes”) as part of a new or existing series of Notes ranking pari passu with such Notes and with substantially the same terms as to status, redemption and otherwise as such Notes (save for payment of interest accruing prior to the issue date of such Additional Notes or for the first payment of interest following the issue date of such Additional Notes).  The Additional Notes will be consolidated and treated as a single class (following the expiry of any relevant distribution compliance period) for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase, except as otherwise specified in respect to each series of Notes.

(c)                                  Whenever it is proposed to create and issue any Additional Notes, the Issuer shall give to the Trustee not less than 3 Business Days’ notice in writing of its intention so to do stating the amount of Additional Notes proposed to be created and issued.

Section 2.13                             CUSIP, ISIN or Common Code Number.

The Issuer in issuing the Notes may use a “CUSIP”, “ISIN” or “Common Code” number and, if so, such CUSIP, ISIN or Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.

The Issuer will promptly notify the Trustee of any change in the CUSIP, ISIN or Common Code number.

Section 2.14                             Deposit of Moneys

No later than 10:00 a.m. (New York time), on the Business Day prior to each Interest Payment Date, the maturity date of the Notes and each payment date relating to an Asset Sale Offer or a Change of Control Offer or a Tax Redemption Date, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02 hereof, the Issuer shall deposit with the Paying Agent, in immediately available funds, money in U.S. Dollars sufficient to make cash payments, if any, due on such day or date, as the case may be.  Subject to receipt of such funds as provided by this Section 2.14 by the designated Paying Agent, such Paying Agent shall remit such payment in a timely manner to the Holders on such day or date, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes.  The Issuer shall promptly notify the Trustee and the Paying Agent of its failure to so act.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01                             Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall deliver to the Trustee in accordance with Section 13.01 hereof, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(i)                                     the Section of this Indenture pursuant to which the redemption shall occur;

(ii)                                  the redemption date and the record date;

(iii)                               the principal amount of Notes to be redeemed;

(iv)                              the redemption price; and

(v)                                 the CUSIP, ISIN or Common Code numbers of the Notes, as applicable.

Section 3.02                             Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the Notes for redemption or purchase on a pro rata basis or, in the case of Notes issued in global form, based on a method that most nearly approximates a pro rata selection as the Trustee in its sole discretion deems fair and appropriate, unless otherwise required by law or applicable stock exchange requirements.  The Trustee will not be liable for selections made by it in accordance with this Section 3.02.

No Notes of $200,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be given to each Holder pursuant to Sections 3.03 and 13.01.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

In relation to Definitive Registered Notes, a new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note.  On or after any purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof tendered for purchase or called for redemption.

Section 3.03                             Notice of Redemption.

(a)                                 At least 30 days but not more than 60 days before a redemption date, the Issuer shall deliver, pursuant to Section 13.01 hereof, a notice of redemption to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.  So long as any Notes are admitted to trading on the Euro MTF and listed on the Official List of the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, any such notice to the Holders of the relevant Notes shall also be published in a newspaper having a general circulation in Luxembourg (which is expected to be d’Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange and, in connection with any redemption, the Issuer will forthwith notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding.  Notices of redemption may be conditional.

(b)                                 The notice shall identify the Notes to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and shall state:

(i)                                     the redemption date and the record date;

(ii)                                  the redemption price and the amount of accrued interest, if any, and Additional Amounts, if any to be paid;

(iii)                               if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the redemption date upon surrender of such Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(iv)                              if any Definitive Registered Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the redemption date, upon surrender of such Note, a new Definitive Registered Note or Definitive Registered Notes in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the Definitive Registered Note;

(v)                                 the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;

(vi)                              that Notes called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(vii)                           that, unless the Issuer defaults in making such redemption payment, interest, and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the redemption date;

(viii)                        the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(ix)                              that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Notes.

(c)                                  At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense in accordance with Section 13.01 hereof; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officer’s

Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b) above.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03 and Section 13.01, Notes called for redemption become due and payable on the redemption date at the redemption price stated in the notice.  A notice of redemption may be conditional.  On and after a redemption date, interest shall cease to accrue on such Notes or portion of them called for redemption.

Section 3.05                             Deposit of Purchase or Redemption Price.

(a)                                 No later than 10:00 a.m. (New York time) on the Business Day prior to the purchase or redemption date, the Issuer shall deposit with the Principal Paying Agent (or, if requested by the Trustee, the Trustee) money in U.S. Dollars sufficient to pay the redemption price of, and accrued interest, premium and Additional Amounts (if any) on, all Notes to be redeemed on that date.  The Trustee or Principal Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or Principal Paying Agent, as applicable, by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be purchased or redeemed.

(b)                                 If the Issuer complies with the provisions of Section 3.05(a) above, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a record date for the payment of interest but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the Section 3.05(a) above, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not so paid, in each case at the rate provided in the Notes and Section 4.01 hereof.

Section 3.06                             Notes Redeemed in Part.

Upon surrender of a Definitive Registered Note that is redeemed or purchased in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee shall authenticate for (and in the name of) the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided that any Definitive Registered Note shall be in a minimum principal amount of $200,000 and in integral multiples of $1,000 in excess thereof.

Section 3.07                             Optional Redemption.

(a)                                 At any time prior to June 15, 2015, the Issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the rights of holders of the Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering; provided that:

(i)                                     at least 65% of the aggregate principal amount of the Notes issued under this Indenture (excluding Notes held by the Parent and its Subsidiaries) remain outstanding immediately after the occurrence of such redemption; and

(ii)                                  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to June 15, 2015 the Issuer may on one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice delivered to each Holder pursuant to Section 3.03 and Section 13.01 at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)                                  Except pursuant to subsections (a) and (b) of this Section 3.07 and Section 3.08, the Notes will not be redeemable at the Issuer’s option prior to June 15, 2015.  On or after June 15, 2015, the Issuer may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice delivered to each Holder pursuant to Section 3.03 and Section 13.01 at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Redemption Price
2015	106.281%
2016	104.188%
2017	102.094%
2018 and thereafter	100.000%

(d)                                 Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)                                  Any redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.08                             Redemption for Changes in Taxes.

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of the Notes (which notice will be irrevocable and given in accordance with the procedures described in Section 3.03 and Section 13.01, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer or any Guarantor (including any successor entity) is or would be required to pay Additional Amounts, and the Issuer or Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it, and the requirement arises as a result of:

(i)                                     any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation which change or amendment becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture); or

(ii)                                  any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture).

The Issuer will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuer or Guarantor, as the case may be, would be obligated to make such payment or withholding if a payment in respect of the Notes were then due.  Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing and in accordance with Section 3.03, the Issuer or Guarantor, as the case may be, will deliver to the Trustee an Opinion of Counsel to the effect that there has been such change or amendment and otherwise in compliance with Section 13.03 which would entitle the Issuer to redeem the Notes hereunder.  In addition, before the Issuer publishes or mails a notice of redemption of the Notes pursuant to the foregoing and in accordance with Section 3.03, the Issuer or Guarantor, as the case may be, will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the Notes.  For the avoidance of doubt, the implementation of European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to such directive, will not be a change or amendment for such purposes.

Section 3.09                             [Reserved]

Section 3.10                             Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.11                             [Reserved]

Section 3.12                             Offer to Purchase by Application of Excess Proceeds.

(a)                                 In the event that, pursuant to Section 4.10, the Issuer is required or permitted to commence an Asset Sale Offer, it will follow the procedures specified in this Section 3.12.

(b)                                 The Issuer (or the Parent on the Issuer’s behalf) may at any time and will within 30 Business Days after the date on which the Excess Proceeds exceed US$25 million commence each Asset Sale Offer by delivering the notice required pursuant to Section 3.12(d).  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)                                  If the Purchase Date is on or after a record date for the payment of interest and on or before the related payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d)                                 Upon the commencement of an Asset Sale Offer, the Issuer shall deliver a notice to the Trustee and each of the Holders pursuant to Section 13.01.  The notice shall contain instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)                                     that the Asset Sale Offer is being made pursuant to this Section 3.12 and the length of time the Asset Sale Offer shall remain open;

(ii)                                  the Offer Amount, the purchase price and the Purchase Date;

(iii)                               that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)                              that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(v)                                 that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only (provided that Notes of $200,000 or less may only be redeemed in whole and not in part);

(vi)                              that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer through the facilities of the Depositary, to the account of the Issuer, or the Paying Agent specified in the notice at least one Business Day before the Purchase Date;

(vii)                           that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)                        that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Issuer will select the Notes and other pari passu Indebtedness to be purchased as provided in Section 4.10 (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of` $1,000, or integral multiples thereof, will be purchased (provided that Notes of $200,000 or less may only be redeemed in whole and not in part)); and

(ix)                              that Holders whose Definitive Registered Notes were purchased only in part shall be issued new Definitive Registered Notes equal in principal amount to the unpurchased portion of the Notes.

(e)                                  On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.12.  The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) deliver to each tendering Holder in the manner specified in the Notes an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase.  In connection with any purchase of Global Notes pursuant hereto, the Trustee shall endorse such Global Notes to reflect the decrease in principal amount of such Global Note resulting from such purchase.  In connection with any partial purchase of Definitive Registered Notes, the Issuer shall promptly issue a new Definitive Registered Note, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver such new Definitive Registered Note to the tendering Holder, in a principal amount equal to any unpurchased portion of the Definitive Registered Note surrendered.  Any Note tendered but not accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer shall publicly announce and inform the Luxembourg Stock Exchange (for as long as the Notes (if any) are admitted to trading on the Euro MTF and listed on the Official List of the Luxembourg Stock Exchange) of the results of the Asset Sale Offer on the Purchase Date.

(f)                                   Other than as specifically provided in this Section 3.12, any purchase pursuant to this Section 3.12 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01                             Payment of Notes.

No later than 10:00 a.m. (New York time) on the Business Day prior to a payment date, the Issuer shall pay or cause to be paid the principal of, interest, premium and Additional Amounts, if any, on the Notes in the manner provided in the Notes.  Principal, interest, premium and Additional Amounts, if any, shall be considered paid on the date due if the Issuer holds, in an account with the Paying Agent, if other than the Issuer or a Subsidiary thereof, by 10:00 a.m. (New York time) on the Business Day prior to the due date, money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, interest, premium and Additional Amounts, if any, then due.

Principal of, interest, premium and Additional Amounts, if any, on Global Notes will be payable at the corporate trust office or agency of the Principal Paying Agent maintained in the City of London for such purposes, at the corporate trust office or agency of the Paying Agent maintained in the Borough of Manhattan, City of New York, for such purposes and, for as long as any Notes are admitted to trading on the Euro MTF and listed on the Official List of the Luxembourg Stock Exchange, at the office of the Paying Agent appointed in Luxembourg.  All payments on the Global Notes will be made by transfer of immediately available funds to an account of the Holder of the Global Notes in accordance with instructions given by that Holder.

Principal of, interest, premium and Additional Amounts, if any, on any Definitive Registered Notes will be payable at the corporate trust office or agency of any Paying Agent in any location required to be maintained for such purposes pursuant to Section 2.03.  In addition, interest on Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the Register for such Definitive Registered Notes.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                             Maintenance of Office or Agency.

Subject to Section 5.01, the Issuer shall maintain the offices and agencies specified in Section 2.03.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the City of London and Luxembourg for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the corporate trust office of the Trustee (the address of which is specified in Section 13.01) as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03                             Reports and Other Information.

(a)                                 So long as any Notes are outstanding, the Issuer, will furnish to the Trustee:

(i)                                     within 120 days after the end of the Parent’s fiscal year beginning with the fiscal year ending September 30, 2012, annual reports containing the following information with a level of detail that is substantially comparable and similar in scope to the Offering Memorandum (with appropriate revisions, as reasonably determined by the Parent to reflect segment reporting):  (1) audited consolidated balance sheet of the Parent as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Parent for the three most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; (2) pro forma income statement and balance sheet information of the Parent, together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations (but only to the extent that such pro forma financial information has been required to be disclosed for such acquisitions, dispositions, or recapitalizations by the JSE Limited or other regulatory authority) that have occurred since the beginning of the most recently completed fiscal year as to which such annual report relates (unless such pro forma information has been provided in a previous report pursuant to clause 2 or 3 below); (3) an operating and financial review of the audited financial statements, including a discussion of the results of operations (including a discussion by business segment), financial condition and liquidity and capital resources, and a discussion of material commitments and contingencies and critical accounting policies; (4) a description of the business, management and shareholders of the Parent, material affiliate transactions and material debt instruments; and (5) risk factors and material recent developments; provided that any item of disclosure that complies in all material respects with the requirements applicable under Form 20-F under the U.S. Exchange Act for annual reports with respect to such item will be deemed to satisfy the Parent’s obligations under this clause (i) with respect to such item;

(ii)                                  within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Parent beginning with the fiscal quarter ending July 1, 2012, quarterly reports containing the following information:  (1) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the quarterly and year to date periods ending on the unaudited condensed balance sheet date, and the comparable prior year periods for the Parent, together with condensed footnote disclosure; (2) pro forma income statement and balance sheet information of the Parent, together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations (but only to the extent that such pro forma financial information has been required to be disclosed for such acquisitions, dispositions, or recapitalizations by the JSE Limited or other regulatory authority) that have occurred since the beginning of the most recently completed fiscal quarter as to which such quarterly report relates; (3) an operating and financial review of the unaudited financial statements (including a discussion by business segment), including a discussion of the consolidated financial condition and results of operations of the Parent and any material change between the current quarterly period and the corresponding period of the prior year; and (4) material recent developments; provided that (for so long as the JSE Listing Requirements require interim reports) any item of disclosure that complies in all material respects with the requirements applicable under the JSE Listing Requirements for interim reports with respect to such item will be deemed to satisfy the Parent’s obligations under this clause (ii) with respect to such item; and

(iii)                               promptly after the occurrence of any material acquisition, disposition or restructuring of the Parent and the Restricted Subsidiaries, taken as a whole, or any senior executive officer changes at the Parent or change in auditors of the Parent or any other material event that the Parent announces publicly, a report containing a description of such event (but only to the extent that such acquisition, disposition, restructuring, change or event has been required to be publicly announced or disclosed by the JSE Limited Listing Requirements for so long as the Parent is subject thereto).

(b)                                 The annual report required by the preceding paragraph will include summary condensed consolidating, income statement and balance sheet information in respect of the Guarantors and the non-Guarantors; provided, however, that this requirement shall not be applicable during a Suspension Period.  In addition, if the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Subsidiaries are Significant Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.

(c)                                  All financial statements shall be prepared in accordance with IFRS.  Except as provided for above, no report need include separate financial statements for the Parent or Subsidiaries of the Parent or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum.

(d)                                 In addition, for so long as any Notes remain outstanding and if the Parent is neither subject to Section 13 or 15(d) of the U.S. Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the U.S. Exchange Act, the Parent has agreed that it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

(e)                                  Contemporaneously with the furnishing of each such report discussed above, the Parent will also (a) file a press release with the appropriate internationally recognized wire services in connection with such report or (b) post such report on the Parent’s website.  For so long as the Parent is subject to the reporting requirements of Section 13(a) or 15(d) of the U.S. Exchange Act, or elects to comply with such provisions, the Parent will, for so long as it continues to file the reports required by Section 13(a) with the Commission, make available to the Trustee the annual reports, information, documents and other reports that the Parent is required to file with the Commission pursuant to such Section 13(a) or 15(d).  The Parent will also make available copies of all reports required by clauses (i) through (iii) of Section 4.03(a), if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, at the offices of the Paying Agent in Luxembourg or, to the extent and in the manner permitted by such rules, post such reports on the official website of the Luxembourg Stock Exchange.

Section 4.04                                Compliance Certificate.

(a)                                  The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year (without the need for any request by the Trustee) and (at any time) within 14 days of a request by the Trustee therefor, an Officer’s Certificate stating that a review of the activities of the Issuer, the Parent and its Subsidiaries during the preceding fiscal year or, as the case may be, during the 12-month period ending on the date of such request, has been made under the supervision of the signing Officer who would normally have knowledge of any default, with a view to determining whether each of the Issuer and the Parent and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge each of the Issuer and the Parent and its Subsidiaries is not (and has not been since the date of the last such certificate, or if none, since the Issue Date) in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer and/or the Parent is taking or proposes to take with respect thereto).

(b)                                 The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly, in any case within 30 days, upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05                                [Reserved].

Section 4.06                                Stay, Extension and Usury Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuer and any Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                                Limitations on Restricted Payments

(a)                                  The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                                     declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as holders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent or any of its Restricted Subsidiaries and other than dividends or distributions payable to the Parent or a Restricted Subsidiary);

(ii)                                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any direct or indirect parent entity of the Parent;

(iii)                               make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Parent, the Issuer or any Guarantor that is expressly contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except (1) a payment of principal at the Stated Maturity thereof or (2) the purchase, repurchase or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or scheduled maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(iv)                              make any Restricted Investment,

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of any such Restricted Payment:

(v)                                 no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(vi)                              the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(vii)                           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries since the 2014 Notes Issue Date (and not returned or rescinded) (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (xi) and (xiv) of Section 4.07(b)), is less than the sum, without duplication, of:

(A)                              50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from June 29, 2009 to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)                                100% of the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Parent since the 2014 Notes Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Parent (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Parent or convertible or exchangeable debt securities of the Parent, in each case that have been converted into or exchanged for Equity Interests of the Parent (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Parent); plus

(C)                                to the extent that any Restricted Investment that was made after the 2014 Notes Issue Date was or is, as the case may be, (a) sold or otherwise cancelled, liquidated or repaid, or (b) made in an entity that subsequently became or becomes, as the case may be, a Restricted Subsidiary, 100% of the aggregate net cash proceeds received by the Parent or Restricted Subsidiary or in the case of non-cash consideration, the Fair Market Value of the property or assets received by the Parent or Restricted Subsidiary or the Parent’s Restricted Investment as of the date such entity became or becomes, as the case may be, a Restricted Subsidiary or such Restricted Investment is sold or otherwise cancelled, liquidated or repaid; plus

(D)                               to the extent that any Unrestricted Subsidiary of the Parent designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the property or assets received by the Parent or Restricted Subsidiary or the Parent’s Restricted Investment in such Subsidiary as of the date of such redesignation to the extent such investments reduced the Restricted Payments capacity under this clause (vii) and were not previously repaid or otherwise reduced; plus

(E)                                 100% of any dividends or distributions received by the Parent or a Restricted Subsidiary after the 2014 Notes Issue Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Parent for such period.

(b)                                 The provisions of Section 4.07(a) will not prohibit:

(i)                                     the payment of any dividend or the consummation of any redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(ii)                                  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests of the Parent (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Parent; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(vii)(B) and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07(a);

(iii)                               the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Parent or any Restricted Subsidiary that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(iv)                              the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary held by any current or former officer, director, employee or consultant of the Parent or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed US$5.0 million in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding two years); and provided, further, that such amount in any calendar year period may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of the Parent or a Restricted Subsidiary received by the Parent or a Restricted Subsidiary during such calendar year period, in each case to members of management, directors or consultants of the Parent, any of its Restricted Subsidiaries or any of its direct or indirect parent companies to the extent the cash proceeds from the sale of Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.07(a)(vii)(B) or 4.07(b)(ii);

(v)                                 the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(vi)                              the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Parent or any preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with Section 4.09;

(vii)                           payments of cash, dividends, distributions, advances or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (1) the exercise of options or warrants or (2) the conversion or exchange of Capital Stock of any such Person;

(viii)                        advances or loans to any future, present or former officer, director, employee or consultant of the Parent or a Restricted Subsidiary to pay for the purchase or other acquisition for value of Capital Stock of the Parent or a Restricted Subsidiary, or any obligation under a forward sale agreement, deferred purchase agreement or deferred payment arrangement pursuant to any management equity plan or stock option plan or any other management or employee benefit or incentive plan or other agreement or arrangement, provided that the total aggregate amount of Restricted Payments made under this clause (viii) does not exceed US$5.0 million in any calendar year and US$25.0 million in the aggregate since the Issue Date;

(ix)                                advances or loans to any management equity plan or stock option plan or any other management or employee benefit or incentive plan or unit trust or the trustees of any such plan or trust, provided that the total aggregate amount of Restricted Payments made under this clause (ix) does not exceed US$6.0 million in any calendar year;

(x)                                   the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests (other than the Parent or any Restricted Subsidiary) on no more than a pro rata basis;

(xi)                                payment of any Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(xii)                             the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any South African Restricted Subsidiary pursuant to transactions in connection with the BBBEE Act;

(xiii)                          so long as no Default or Event of Default has occurred and is continuing, the declaration or payment by the Parent of dividends or the making of any other payments or distributions on account of the Parent’s Equity Interests, in an amount per annum not to exceed 6% of the Parent’s Market Capitalization, provided that on a pro forma basis after giving effect to such dividends, payments or distributions the Consolidated Leverage Ratio does not exceed 4.0 to 1.0; or

(xiv)                         so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed US$50.0 million since the Issue Date.

(c)                                  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  Unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness by virtue of its nature as unsecured Indebtedness, and no Indebtedness will be deemed to be subordinate or junior to any other Indebtedness solely by virtue of being secured with different collateral or by virtue of being secured on a junior priority basis or by virtue of the application of waterfall or other payment ordering provisions affecting different tranches of Indebtedness under Credit Facilities.

Section 4.08                                Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                  The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)                                     pay dividends or make any other distributions on its Capital Stock to the Parent or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Parent or any Restricted Subsidiary;

(ii)                                  make loans or advances to the Parent or any Restricted Subsidiary; or

(iii)                               sell, lease or transfer any of its properties or assets to the Parent or any Restricted Subsidiary,

provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill period to) loans or advances made to the Parent or any Restricted Subsidiary to other Indebtedness incurred by the Parent or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

(b)                                 However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(i)                                     agreements governing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(ii)                                  this Indenture, the Notes and the Note Guarantees, the 2017 Indenture, the 2017 Notes and the 2017 Note Guarantees, the New OeKB Facility, the 2014 Indenture, the 2014 Notes the 2014 Note Guarantees, the 2018 Indenture, the 2018 Notes and the 2018 Note Guarantees, the 2021 Indenture, the 2021 Notes and the 2021 Note Guarantees, the Revolving Credit Facility, the Bank Austria Facility, the Intercreditor Agreement and the Collateral Documents;

(iii)                               agreements governing other Indebtedness permitted to be incurred under the provisions of Section 4.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially less favorable to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Parent) or the Parent determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes;

(iv)                              applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(v)                                 any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred by the terms of this Indenture;

(vi)                              customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;

(vii)                           purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(iii);

(viii)                        any agreement for the sale or other disposition of the Capital Stock or all or substantially all of the property and assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(ix)                                Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(x)                                   Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi)                                provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(xii)                             restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies or imposed by leases, in each case, under contracts entered into in the ordinary course of business;

(xiii)                          any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary;

(xiv)                         Hedging Obligations; and

(xv)                            any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing Section 4.08(b)(i)—(xiv), or in this clause (xv); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

Section 4.09                                Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

(a)                                  The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent will not and will not permit the Issuer or any Subsidiary Guarantor to, issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries (other than the Issuer) to issue any shares of preferred stock; provided, however, that the Parent may incur

Indebtedness (including Acquired Debt) or issue Disqualified Stock, the Issuer, the Subsidiary Guarantors and any Finance Subsidiary may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock and the Subsidiary Guarantors and any Finance Subsidiary may issue preferred stock, if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred, at the beginning of such four-quarter period.

(b)                                 Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)                                     the incurrence by the Issuer, any Guarantor, a Finance Subsidiary and any Permitted Obligor of additional Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) not to exceed €1.3 billion, plus in the case of any refinancing of any Indebtedness permitted under this clause (i) or any portion thereof, the aggregate amount of fees, underwriting discounts, premia and other costs and expenses incurred in connection with such refinancing, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Parent or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder, in each case incurred pursuant to this clause (i), pursuant to Section 4.10; provided, however, in no event shall any such reduction reduce the availability under this clause (i) to less than €1.15 billion at any one time outstanding;

(ii)                                  Indebtedness of the Parent or any Restricted Subsidiary outstanding on the Issue Date after giving effect to the use of proceeds of the Notes and the 2017 Notes;

(iii)                               the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date and the related Note Guarantees and the 2017 Notes issued on the Issue Date and the related 2017 Note Guarantees and any “parallel debt” obligations under the Intercreditor Agreement or the Collateral Documents;

(iv)                              Indebtedness or Disqualified Stock of the Parent or the Issuer, Disqualified Stock of any Subsidiary Guarantor and Indebtedness or preferred stock of any Restricted Subsidiary represented by Capital Lease Obligations, mortgage or project financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation or improvement of property, plant or equipment or other assets (including Capital Stock) used in the business of the Parent or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness, Disqualified Stock and preferred stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (iv), not to exceed US$200.0 million at any time outstanding;

(v)                                 Permitted Refinancing Indebtedness or Disqualified Stock of the Parent, the Issuer or any Subsidiary Guarantor and Permitted Refinancing Indebtedness or preferred stock of any Restricted Subsidiary in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred by the Parent, Issuer, Subsidiary Guarantor or Restricted Subsidiary, as the case may be, under 4.09(a) or clauses (ii), (iii), (v) or (xiv) of Section 4.09(b);

(vi)                              the incurrence by the Parent or any Restricted Subsidiary of intercompany Indebtedness owing to the Parent or any Restricted Subsidiary; provided, however, that:

(A)                              if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and ((i) except in respect of the intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Parent and its Restricted Subsidiaries and (ii) only to the extent legally permitted (the Parent and its Restricted Subsidiaries having completed all procedures required in the reasonable judgment of directors of officers of the obligee or obligor to protect such Persons from any penalty or civil or criminal liability in connection with the subordination of such Indebtedness) expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor;

(B)                                if a South African Restricted Subsidiary is the obligor on such Indebtedness, such intercompany Indebtedness complies with the requirements of clause (1) of the definition of Permitted Investments; and

(C)                                (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)                           the issuance by any Restricted Subsidiary to the Parent or to any of its Restricted Subsidiaries of preferred stock; provided, however, that:

(A)                              any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Parent or a Restricted Subsidiary; and

(B)                                any sale or other transfer of any such preferred stock to a Person that is not either the Parent or a Restricted Subsidiary,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (vii);

(viii)                        the incurrence by the Parent or any Restricted Subsidiary of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(ix)                                the Guarantee by the Parent or any Restricted Subsidiary of Indebtedness of the Parent or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or a Note Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; and provided further, that this clause (ix) will not permit (A) the Guarantee by any Restricted Subsidiary other than Sappi International S.A. of (1) the SPH Bonds due 2032 or (2) any Indebtedness incurred under clause (v) of this paragraph, the proceeds of which are used to renew, refund, refinance, replace, defease or discharge the SPH Bonds due 2032 or any Permitted Refinancing Indebtedness in respect thereof unless such Indebtedness is secured by the Collateral; (B) the Guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of (1) any South African Restricted Subsidiary or (2) any Guarantee provided by Sappi Limited in respect of the Indebtedness of a

South African Restricted Subsidiary (other than, in each case, for Guarantees of payments to customers to be made by any South African Restricted Subsidiary), or (C) the Guarantee by any South African Restricted Subsidiary of any Indebtedness of the Issuer or any of its Restricted Subsidiaries;

(x)                                   the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, captive insurance companies, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(xi)                                the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within ten (10) Business Days;

(xii)                             Indebtedness represented by Guarantees of any Management Advances;

(xiii)                          Indebtedness incurred in a Qualified Securitization Financing;

(xiv)                         Indebtedness of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Parent or any Restricted Subsidiary (other than Indebtedness incurred to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Parent or a Restricted Subsidiary); provided, however, with respect to this clause (xiv), that at the time of the acquisition or other transaction pursuant to which such Indebtedness was deemed to be incurred (a) the Parent would have been able to incur US$1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving effect to the incurrence of such Indebtedness pursuant to this clause (xiv) or (b) the Fixed Charge Coverage Ratio would not be less than it was immediately prior to giving effect to such acquisition or other transaction;

(xv)                            Indebtedness arising from agreements of the Parent or a Restricted Subsidiary providing for customary indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Equity Interests of a Subsidiary, provided that, in the case of a disposition, the maximum liability of the Parent and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Parent and its Restricted Subsidiaries in connection with such disposition;

(xvi)                         Indebtedness of the Parent and its Restricted Subsidiaries in respect of joint ventures in an aggregate principal amount at any time outstanding not to exceed US$50.0 million plus the amount of such Indebtedness outstanding on the Issue Date;

(xvii)                      the incurrence by any South African Restricted Subsidiary of Indebtedness in an aggregate principal amount at any time outstanding, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xvii), not to exceed ZAR7.5 billion and guarantees by a South African Restricted Subsidiary in respect of such Indebtedness;

(xviii)                   Indebtedness of the Parent and its Restricted Subsidiaries in respect of (1) letters of credit, surety, performance or appeal bonds, completion guarantees, judgment, advance payment, customs, VAT or other tax guarantees or similar instruments issued in the ordinary course of business of such Person and not in connection with the borrowing of money, including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations, and (2) any customary cash management, cash pooling or netting or setting off arrangements; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing;

(xix)                           Guarantees by the Parent or any Restricted Subsidiary granted to any trustee of any management equity plan or stock option plan or any other management or employee benefit or incentive plan or unit trust scheme, so long as the aggregate principal amount of all such Indebtedness incurred in any calendar year shall not exceed US$6.0 million;

(xx)                              Any counter indemnity or similar obligations of the Parent or any Restricted Subsidiary in respect of bills of exchange or similar instruments, so long as the aggregate principal amount of all bills of exchange benefiting from such counter-indemnities or obligations shall not exceed €30.0 million outstanding at any one time in the aggregate;

(xxi)                           Indebtedness represented by guarantees of pension fund obligations of the Parent or any Restricted Subsidiary required by law or regulation;

(xxii)                        (1) Indebtedness of the Parent or any Restricted Subsidiary arising from transactions under or in connection with the BBBEE Act so long as the aggregate principal amount of all such Indebtedness does not exceed US$50.0 million outstanding at any one time in the aggregate (excluding any Indebtedness incurred pursuant to clause (2)) and (2) Guarantees of Indebtedness made in connection with the BBBEE Act to facilitate the purchase of Equity Interests of the Parent or any South African Restricted Subsidiary or in respect of put/call arrangements under which the Parent will acquire Equity Interests of the Parent or any South African Restricted Subsidiary (or a Person that owns Equity Interests of the Parent or any South African Restricted Subsidiary); and

(xxiii)                     Indebtedness or Disqualified Stock of the Parent and Indebtedness, Disqualified Stock or preferred stock of any Restricted Subsidiary in an aggregate principal amount at any time outstanding, including all Indebtedness, Disqualified Stock and preferred stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (xxiii), not to exceed the greater of US$175.0 million and 3.0% of Total Assets.

Neither the Issuer nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured by virtue of being secured with different collateral or by virtue of being secured on a junior priority basis or by virtue of the application of waterfall or other payment ordering provisions affecting different tranches of Indebtedness under Credit Facilities.

For purposes of determining compliance with Section 4.09:

(1)                                  in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxiii) above, or is entitled to be incurred pursuant to Section 4.09(a), the Issuer, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence and will only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.09(a) or 4.09(b), or, except with respect to Indebtedness incurred under clause (i) or clause (xvii) of the definition of Permitted Debt, which may not be reclassified, from time to time to reclassify all or a portion of such item of Indebtedness, in any manner that complies with Section 4.09.

(2)                                 Indebtedness under the Revolving Credit Facility and the Bank Austria Facility outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt and may not be reclassified.  Indebtedness incurred by South African Restricted Subsidiaries outstanding on the Issue Date (other than Hedging Obligations) will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (xvii)of the definition of Permitted Debt and may not be reclassified;

(3)                                 if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to any Credit Facility and are being treated as incurred pursuant to clause (i), (iv) or (xxiii) of Section 4.09(b) or Section 4.09(a) and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included; and

(4)                                 if, due to a change in IFRS as in effect as of the Issue Date, any item of Indebtedness classified in one of the categories of Permitted Debt described in clauses (i) through (xxiii) of Section 4.09(b) ceases to be eligible under IFRS to be so classified, the Issuer, in its sole discretion, will be permitted to continue to classify such item of Indebtedness under such clause.

The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness, the reclassification as Indebtedness of preferred stock or operating leases, or of commitments or obligations not previously treated as Indebtedness, in each case due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09. For purposes of determining compliance with any US dollar-denominated, ZAR-denominated or euro-denominated restriction on the incurrence of Indebtedness, the US dollar-equivalent, ZAR-equivalent or euro-equivalent, as applicable, principal amount of Indebtedness denominated in a different currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided, however, that (i) if such Indebtedness denominated in a non-US dollar, non-ZAR or non-euro currency is subject to a Currency Exchange Protection Agreement with respect to US dollars, ZAR, or euro, as applicable, the amount of such Indebtedness expressed in US dollars, ZAR or euro, as applicable, will be calculated so as to take account of the effects of such Currency Exchange Protection Agreement; and (ii) the US dollar-equivalent, ZAR-equivalent or euro-equivalent, as applicable, of the principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date. For purposes of determining compliance with any US dollar-denominated, ZAR-denominated or euro-denominated restrictions on the incurrence of Indebtedness in instances in which both the refinancing Indebtedness and the Indebtedness being refinanced are incurred under the same such restriction, the principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the US dollar-equivalent, ZAR-equivalent or euro-equivalent, as applicable, of the Indebtedness refinanced determined on the date such Indebtedness was originally incurred, except that to the extent that:

(1)                                 such US dollar-equivalent, ZAR-equivalent or euro-equivalent, as applicable, was determined based on a Currency Exchange Protection Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence; and

(2)                                 the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the US dollar-equivalent, ZAR-equivalent or euro-equivalent, as applicable, of such excess, as appropriate, will be determined on the date such refinancing Indebtedness is being incurred.

Notwithstanding any other provision of Section 4.09, the maximum amount of Indebtedness that the Parent or any Restricted Subsidiary may incur pursuant to Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(c)                                  The amount of any Indebtedness outstanding as of any date will be:

(i)                                     in the case of any Indebtedness issued with original issue discount, the amount of the liability in respect thereof determined in accordance with IFRS;

(ii)                                  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii)                               in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)                               the Fair Market Value of such assets at the date of determination; and

(B)                               the amount of the Indebtedness of the other Person.

In addition, the principal amount of any Disqualified Stock of the Parent or a Restricted Subsidiary, or preferred stock of a Restricted Subsidiary, outstanding as of any date will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.

Section 4.10                             Asset Sales.

(a)                                 The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i)                                     the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)                                  at least 75% of the consideration received in the Asset Sale by the Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(A)                               any liabilities, as recorded on the balance sheet of the Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee), that are assumed by the transferee of any such assets and as a result of which the Parent and its Restricted Subsidiaries are no longer obligated with respect to such liabilities or are indemnified against further liabilities;

(B)                               any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Cash Equivalents within 120 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(C)                               any Capital Stock or assets of the kind referred to in clauses (iii) or (v) of Section 4.10(b);

(D)                               Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale; and

(E)                                consideration consisting of Indebtedness of the Issuer or any Guarantor (other than Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee) received from Persons who are not the Parent or any Restricted Subsidiary.

(b)                                 Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds (at the option of the Parent or Restricted Subsidiary):

(i)                                     to purchase the Notes pursuant to an offer to all holders of Notes; provided that, all Holders shall be offered the same offer price for the Notes, plus accrued and unpaid interest to (but not including) the date of purchase (a “Notes Offer”);

(ii)                                  to purchase, prepay or redeem or repay Indebtedness which is pari passu in right of payment with the Notes or any of the Note Guarantees and secured in whole or part by the Collateral and, subject to the proviso below, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(iii)                               to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary;

(iv)                              to make a capital expenditure;

(v)                                 to acquire other assets (other than Capital Stock) that are used or useful in a Permitted Business;

(vi)                              to the extent such Net Proceeds derive from an Asset Sale in respect of an asset which immediately prior to such Asset Sale did not constitute Collateral, to repurchase, prepay, redeem or repay Indebtedness and, subject to the proviso below, if the Indebtedness repaid is revolving credit indebtedness, to correspondingly reduce commitments with respect thereto, of a Restricted Subsidiary which is not a Guarantor, or Indebtedness of the Issuer or a Guarantor that is by its terms not subordinated to the Notes or the applicable Note Guarantee;

(vii)                           enter into a binding commitment to apply the Net Proceeds pursuant to clause (iii), (v) or (vi) above; provided that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated, and (y) the 180th day following the expiration of the aforementioned 365 day period; or

(viii)                        any combination of the foregoing.

provided, however, (x) if the Indebtedness repaid pursuant to clauses (ii) and (vi) above is revolving credit indebtedness, the commitments with respect thereto shall not be required to be cancelled to the extent the aggregate principal amount of repayments of revolving credit indebtedness made pursuant to such clauses since the Issue Date does not exceed US$100 million and (y) if the assets sold constitute Collateral, subject to the Agreed Security Principles, the Parent shall pledge or shall cause the applicable Restricted Subsidiary to pledge any acquired Capital Stock or assets (to the extent such assets were of a category of assets included in the Collateral as of the Issue Date) referred to in clause (iii) or (v) above in favor of the Notes on a first-ranking basis (subject to pre-existing Liens and Permitted Collateral Liens).

(c)                                  Pending the final application of any Net Proceeds, the Parent (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)                                 Any Net Proceeds from Asset Sales that are not used as provided in Section 4.10(b) will constitute “Excess Proceeds.”

(e)                                  The Issuer may also at any time, and the Issuer will within 30 Business Days after the Excess Proceeds exceed US$25.0 million, make an offer (an “Asset Sale Offer”) to all Holders of the Notes and may make an offer to all Holders of other Indebtedness that is pari passu with the Notes or any Note Guarantees with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premia, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent may use those Excess Proceeds for general corporate purposes and any other purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into (or to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis (or in the manner described in Section 3.02 and Section 13.01), based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

(f)                                   The Issuer will comply with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer or a Notes Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer or Notes Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale Offer or Notes Offer provisions of this Indenture by virtue of such compliance.

Section 4.11                             Transactions with Affiliates.

(a)                                 The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of US$2.5 million, unless:

(i)                                     the Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with a Person who is not an Affiliate; and

(ii)                                  the Parent delivers to the Trustee:

(A)                               with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$15.0 million, a resolution of the Board of Directors of the Parent set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Parent; and, in addition,

(B)                               with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$25.0 million, an opinion of an accounting, appraisal or investment banking firm of international standing, or other recognized independent expert of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the transaction or series of related transactions is (1) fair from a financial point of view taking into account all relevant circumstances or (2) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(i)                                     any employment agreement, collective bargaining agreement, consulting agreement, employee benefit arrangements with any employee, consultant, officer or director of the Parent or any Restricted Subsidiary, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;

(ii)                                  transactions between or among the Parent and/or its Restricted Subsidiaries;

(iii)                               transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(iv)                              payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Parent or any of its Restricted Subsidiaries;

(v)                                 any issuance of Equity Interests (other than Disqualified Stock) of the Parent to Affiliates of the Parent;

(vi)                              Restricted Payments that do not violate the provisions of Section 4.07 or any transaction specifically excluded from the definition of “Restricted Payment;”

(vii)                           Permitted Investments (other than Permitted Investments described in clauses (iii), (xiii) and (xvii) of the definition thereof);

(viii)                        transactions pursuant to, or contemplated by, any agreement in effect on the Issue Date and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the holders of the Notes than the original agreement as in effect on the Issue Date;

(ix)                              Management Advances and any waiver or transaction with respect thereto;

(x)                                 transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Parent or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from a Person who is not an Affiliate; and

(xi)                              any transaction effected as part of a Qualified Securitization Financing.

Section 4.12                             Liens.

(a)                                 The Parent will not and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness on any of their property or assets, now owned or hereafter acquired, except (1) in the case of any property or asset that does not constitute Collateral, Permitted Liens; and (2) in the case of any property or asset that constitutes Collateral, Permitted Collateral Liens and, only to the extent contemplated in Section 4.10, pre-existing Liens.

(b)                                 During any Suspension Period, the Issuer may elect by written notice to the Trustee and the holders of the Notes to be subject to the alternative covenant in this Section 4.12(b) in lieu of Section 4.12(a). Under this alternative covenant, the Parent will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien on any Principal Property securing any indebtedness for borrowed money (“Suspension Debt”) or interest on any Suspension Debt (or any liability of the Parent or any of its Restricted Subsidiaries under any guarantee or endorsement or other instrument under which the Parent or any of its Restricted Subsidiaries is contingently liable, either directly or indirectly, for Suspension Debt or interest on Suspension Debt), other than Permitted Liens pursuant to clauses (1), (3), (4), (6), (7), (8), (9), (14), (17), (18), (19), (20), (22), (23), (24), (26), (33), (34), (35), (36), clause (12) (but only to the extent the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness was secured pursuant to the aforementioned clauses of the definition of “Permitted Liens”) and clause (37) (with respect to Liens described in the foregoing clauses) of the definition of “Permitted Liens”, without also at the same time or prior to that time securing all payments due under this Indenture and the Notes on an equal and ratable basis with (or prior to) the Suspension Debt so secured until such time as such Suspension Debt is no longer secured by such Lien. Notwithstanding the foregoing, during a Suspension Period, the Parent and its Restricted Subsidiaries will be permitted to create, incur, assume or otherwise cause or suffer to exist or become effective Liens on any Principal Property to secure Suspension Debt or interest on any Suspension Debt (or any liability of the Parent or any of its Restricted Subsidiaries under any guarantee or endorsement or other instrument under which the Parent or any of its Restricted Subsidiaries is contingently liable, either directly or indirectly, for Suspension Debt or interest on Suspension Debt), and renew, extend or replace such Liens, without securing the Notes, if the amount of Suspension Debt outstanding at the time secured by the Liens on any Principal Property created, incurred or assumed after the date on which the Parent and its Restricted Subsidiaries become subject to this alternative covenant and otherwise prohibited by this Indenture does not exceed 15% of Consolidated Net Tangible Assets.

Section 4.13                             Additional Intercreditor Agreement.

(a)                                 At the request of the Issuer, at the time of, or prior to, the incurrence of any Indebtedness secured by, or that is permitted to share the Collateral, the Issuer, the relevant Guarantors, the Trustee and the Security Agent shall enter into an additional intercreditor agreement on terms substantially similar to the Intercreditor Agreement or an amendment to the Intercreditor Agreement (which amendment in the good faith judgment of the Issuer does not adversely affect the rights of the Holders of the Notes in any material respect), it being understood that an increase in the amount of Indebtedness being subject to the terms of the Intercreditor Agreement or additional intercreditor agreement will be deemed to be on substantially similar terms to the Intercreditor Agreement and will be deemed not to adversely affect the rights of the Holders of the Notes and will be permitted by this covenant if, in each case, the incurrence of such Indebtedness and any Lien in its favor is permitted by Sections 4.09 and 4.12; provided that such Intercreditor Agreement or additional intercreditor agreement will not impose any personal obligations on the Trustee or the Security Agent or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or the Intercreditor Agreement.

(b)                                 At the direction of the Issuer and without the consent of the Holders of the Notes, the Trustee and the Security Agent shall from time to time enter into one or more amendments to the Intercreditor Agreement to: (1) cure any ambiguity, omission, defect or inconsistency of such agreement, (2) increase the amount or types of Indebtedness covered by such agreement that may be incurred by the Issuer or a Guarantor that is subject to such agreement (including with respect to the Intercreditor Agreement or any additional intercreditor agreement, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Notes), (3) add Restricted Subsidiaries to the Intercreditor Agreement or an additional intercreditor agreement, (4) further secure the Notes (including Additional Notes), (5) make provision for equal and ratable pledges of the Collateral to secure additional Notes, (6) implement any Permitted Collateral Liens, (7) amend the Intercreditor Agreement or any additional intercreditor agreement in accordance with the terms thereof or (8) make any other change to any such agreement that does not adversely affect the holders of the Notes in any material respect.

(c)                                  In relation to the Intercreditor Agreement or any additional intercreditor agreement, the Trustee (and Security Agent, if applicable) shall consent on behalf of the holders of the Notes to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Notes thereby; provided, however, that such transaction would comply with Section 4.07.

(d)                                 Each Holder of a Note, by accepting such Note, shall be deemed to have agreed to and accepted the terms and conditions of each Intercreditor Agreement and additional intercreditor agreement, and any amendments thereto, and the Trustee or the Security Agent shall not be required to seek the consent of any Holders of the Notes to perform its obligations under and in accordance with this Section 4.13 and shall be authorized by holders of the Notes to enter into any one or more additional intercreditor agreements or amendments to the Intercreditor Agreement as contemplated above.

Section 4.14                             Offer to Repurchase Upon Change of Control.

(a)                                 If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to US$200,000 or an integral multiple of US$1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (“Change of Control Offer”) on the terms set forth in this Indenture.  In a Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder of the Notes at such Holder’s registered address or otherwise deliver a notice in accordance with the procedures described under Section 3.03 and Section 13.01, stating that a Change of Control Offer is being made and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by this Indenture and described in such notice.  The Issuer will comply with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(c)                                  The Paying Agent will promptly mail (or cause to be delivered) to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)                                 The provisions of this Section 4.14 that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.  Except as described above with respect to a Change of Control, this Indenture does not permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(e)                                  The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to this Indenture as described in Section 3.07, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(f)                                   The provisions under this Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the consent of the holders of a majority in principal amount of the Notes prior to the occurrence of the Change of Control.

(g)                                  If and for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish notices relating to the Change of Control Offer in a leading newspaper of general circulation in Luxembourg (expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notices on the official website of the Luxembourg Stock Exchange at www.bourse.lu.

Section 4.15                             Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 The Board of Directors of the Parent may designate any Restricted Subsidiary (other than the Issuer or any successor to the Issuer) to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Parent.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

(b)                                 Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a copy of a resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Parent will be in Default of such covenant.  The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.16                             Limitation on Issuance of Guarantees of Indebtedness by Restricted Subsidiaries.

(a)                                 The Parent will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of any Restricted Subsidiary under the Revolving Credit Facility or the New OeKB Facility or any refinancing Indebtedness in respect thereof, unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee on the same terms as the other Note Guarantees by the Guarantors except that:

(i)                                     such Note Guarantee need not be secured unless the guarantee under the Revolving Credit Facility, the New OeKB Facility or any refinancing Indebtedness in respect thereof is secured;

(ii)                                  if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Note Guarantee at least to the same extent as such Indebtedness is subordinated to the Notes or any other Guarantee;

(iii)                               no Note Guarantee shall be required if such Guarantee could reasonably be expected to give rise to or result in (A) personal liability for the officers, directors or shareholders of such Restricted Subsidiary, (B) any violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to such Restricted Subsidiary or (C) any significant cost, expense, liability or obligation (including with respect to any Taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (B) undertaken in connection with such Guarantee, which cannot be avoided through measures reasonably available to the Restricted Subsidiary; and

(iv)                              each such Note Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

Section 4.17                             Additional Amounts.

(a)                                 All payments made by or on behalf of the Issuer under or with respect to the Notes (whether or not in the form of Definitive Registered Notes) or any of the Guarantors with respect to its Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law.  If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the Issuer or any Guarantor (including any successor entity) is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein or any jurisdiction from or through which payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by or on behalf of the Issuer under or with respect to the Notes or any of the Guarantors with respect to any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received and retained in respect of such payments by each holder (including Additional Amounts) after such withholding, deduction or imposition will equal the respective amounts that would have been received and retained in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)                                     any Taxes that would not have been imposed but for the holder or the Beneficial Owner of the Notes being a citizen or resident or national of, incorporated in or carrying on a business, in the relevant Tax Jurisdiction in which such Taxes are imposed or having any other present or former connection with the relevant Tax Jurisdiction other than the mere acquisition, holding, enforcement or the receipt of payment in respect of the Notes or with respect to any Note Guarantee;

(ii)                                  any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(iii)                               any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(iv)                              any Taxes withheld, deducted or imposed on a payment to an individual and that are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive;

(v)                                 any Note presented for payment by or on behalf of a holder of Notes who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent;

(vi)                              any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or with respect to any Note Guarantee;

(vii)                           any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or Beneficial Owner of Notes, following the Issuer’s written request addressed with reasonable prior written notice to the holder or Beneficial Owner, to comply with any certification, identification, information or other reporting requirements (to the extent such holder or Beneficial Owner is legally eligible to do so), whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or Beneficial Owner is not resident in the Tax Jurisdiction); or

(viii)                        any combination of items (i) through (vii) above;

nor will any Additional Amounts be paid with respect to any Taxes imposed on any payment of principal or interest on the Note or payments under the Note Guarantees in respect thereof to any holder who is either a fiduciary of a Beneficial Owner or a partnership to the extent such principal or interest payment would be required (under the tax laws of the jurisdiction of the Issuer or, if applicable, the tax laws of the jurisdiction of a Guarantor) to be included in the taxable income of either the Beneficial Owner (in the case of a fiduciary) or a partner (in the case of a partnership) if such Beneficial Owner or partner would not have been entitled to such Additional Amounts had such Beneficial Owner or partner been the holder of such Note.

(b)                                 In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the holder for any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Taxes which are levied by any Tax Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, this Indenture, any Note Guarantee, or any Collateral Documents.

(c)                                  If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, each of the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 45 days prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable.  The Officer’s Certificates must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to holders on the relevant payment date.  The Trustee shall be entitled to rely solely on such an Officer’s Certificate as conclusive proof that such payments are necessary.

(d)                                 Upon written request the Issuer or the relevant Guarantor will provide to the Trustee copies of receipts or, if such receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld.  Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the holders of the Notes.

(e)                                  Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.18                             Maintenance of Listing.

The Issuer will use its commercially reasonable efforts to maintain the listing of the Notes on the Official List of the Luxembourg Stock Exchange for so long as such Notes are outstanding; provided that if at any time the Issuer determines that it will not maintain such listing, it will obtain prior to the delisting of the Notes from the Official List of the Luxembourg Stock Exchange, and thereafter use its commercially reasonable efforts to maintain, a listing of such Notes on another recognized stock exchange or exchange regulated market in Western Europe.

Section 4.19                             No Impairment of Security Interests.

(a)                                 The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral (it being understood that the incurrence of Liens on the Collateral permitted by the definition of Permitted Collateral Liens shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) for the benefit of the Trustee and the holders of the Notes, and the Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, grant to any Person other than the Security Agent, for the benefit of the Trustee and the holders of the Notes and the other beneficiaries described in the Collateral Documents and the Intercreditor Agreement, any interest whatsoever in any of the Collateral.

(b)                                 Notwithstanding Section 4.19(a) (1) nothing in this provision shall restrict the discharge or release of the Collateral in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreement and (2) the Parent and its Restricted Subsidiaries may incur Permitted Collateral Liens.

(c)                                  At the direction of the Issuer and without the consent of the holders of the Notes, the Trustee and the Security Agent may from time to time enter into one or more amendments to the Collateral Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) provide for Permitted Collateral Liens, (iii) comply with the terms of the Intercreditor Agreement, (iv) add to the Collateral, (v) evidence the succession of another Person to the Issuer or a Guarantor and the assumption by such successor of the obligations under this Indenture, the Notes, the applicable Note Guarantee and the Collateral Documents, in each case, in accordance with Section 5.01, (vi) provide for the release of property and assets constituting Collateral from the Lien of the Collateral Documents or the release of the Guarantee of a Guarantor, in each case, in accordance with (and if permitted by) the terms of this Indenture, (vii) conform the Collateral Documents to the description in the Offering Memorandum, (viii) evidence and provide for the acceptance of the appointment of a successor Trustee or Security Agent or (ix) make any other change thereto that does not adversely affect the holders of the Notes in any material respect; provided, however, that except for the reasons specified in clauses (i) through (ix), no Collateral Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced (including by releasing and retaking a Lien over the Collateral), unless contemporaneously with such amendment, extension, replacement

(including by releasing and retaking a Lien over the Collateral), restatement, supplement, modification or renewal, the Issuer delivers to the Trustee either (A) a solvency opinion, in form and substance reasonably satisfactory to the Trustee, or a certificate of the Board of Directors of the Parent, confirming the solvency of the Parent and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, supplement, modification or replacement or (B) an opinion of counsel, in form and substance reasonably satisfactory to the Trustee (subject to customary exceptions and qualifications), confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement (including by releasing and retaking a Lien over the Collateral), the Lien or Liens securing the Notes created under the Collateral Documents so amended, extended, renewed, restated, supplemented, modified or replaced are, to the extent applicable, valid and perfected Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement.  In the event that the Issuer complies with Section 4.19, the Trustee and the Security Agent shall (subject to customary protections and indemnifications) consent to such amendment, extension, renewal, restatement, supplement, modification or replacement with no need for instructions from the Holders of the Notes.

Section 4.20                             Payments for Consent.

The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all the Holders of the Notes and is paid to all the Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Notwithstanding the foregoing, the Parent and its Restricted Subsidiaries shall be permitted, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, to exclude holders of the Notes in any jurisdiction where (a) the solicitation of such consent, waiver or amendment, including in connection with an exchange offer or offer to purchase for cash, or (b) the payment of the consideration therefor (x) would require the Parent or any of its Restricted Subsidiaries to file a registration statement, prospectus or similar document under any applicable securities laws (including, but not limited to, the United States federal securities laws and the laws of the European Union or its member states), which the Parent in its sole discretion determines (acting in good faith) would be materially burdensome (it being understood that it would not be materially burdensome to file the consent documents used in other jurisdictions, any substantially similar documents or any summary thereof with the securities or financial services authorities in such jurisdiction if such filing is not subject to any separate substantive review by such authorities); or (y) such solicitation would otherwise not be permitted under applicable law in such jurisdiction.

Section 4.21                             Suspension of Certain Covenants when Notes Rated Investment Grade

If on any date following the Issue Date (i) the Notes have achieved Investment Grade Status; and (ii) no Default or Event of Default has occurred and is continuing on such date, then, beginning on that day and continuing until such time, if any, at which the Notes cease to have Investment Grade Status (such period, the “Suspension Period”) as a result of the release of Collateral or otherwise, Sections 4.07 through 4.11, Section 4.15, Section 4.19, clause (iv) of Section 5.01(a) and clause (iv) of Section 5.01(b) will no longer be applicable to the Notes and any related default provisions of this Indenture will cease to be effective and will not be applicable to the Parent and its Restricted Subsidiaries.

Such covenants and any related default provisions will again apply according to their terms from the first day after the Suspension Period ends. Such covenants will not, however, be of any effect with regard to the actions of the Parent and the Restricted Subsidiaries properly taken during the continuance of the Suspension Period; provided that (1) with respect to the Restricted Payments made after the end of the Suspension Period, the amount of Restricted Payments will be calculated as though Section 4.07 had been in effect prior to, but not during, the Suspension Period, (2) all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to Section 4.09(b)(ii) and (3) all Liens incurred during the Suspension Period pursuant to Section 4.12(b) will be deemed to have existed on the Issue Date and to have been incurred pursuant to clause (6) of the definition of “Permitted Liens”. Upon the occurrence of a Suspension Period, the amount of Excess Proceeds shall be reset to zero.

ARTICLE 5
SUCCESSORS

Section 5.01                             Merger, Consolidation or Sale of Assets.

(a)                                 The Parent will not, directly or indirectly (1) consolidate or merge with or into another Person (whether or not the Parent is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent and its Subsidiaries which are Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)                                     either (1) the Parent is the surviving corporation; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of any member state of the European Union, Switzerland, South Africa, Canada, any state of the United States or the District of Columbia;

(ii)                                  the Person formed by or surviving any such consolidation or merger (if other than the Parent) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Parent under the Notes, the Note Guarantee, this Indenture, the Intercreditor Agreement and the Collateral Documents;

(iii)                               immediately after such transaction, no Default or Event of Default exists;

(iv)                              the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period (1) be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (2) have a Fixed Charge Coverage Ratio not less than it was immediately prior to giving effect to such transaction; and

(v)                                 the Parent delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, merger or transfer comply with this Section 5.01(a).

(b)                                 The Issuer will not, directly or indirectly (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries which are Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)                                     either (1) the Issuer is the surviving corporation; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of any member state of the European Union, Switzerland, South Africa, Canada, any state of the United States or the District of Columbia;

(ii)                                  the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under the Notes, this Indenture, the Intercreditor Agreement and the Collateral Documents;

(iii)                               immediately after such transaction, no Default or Event of Default exists;

(iv)                              the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (ii) have a Fixed Charge Coverage Ratio not less than it was immediately prior to giving effect to such transaction; and

(v)                                 the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, merger or transfer comply with this Section 5.01(b).

(c)                                  A Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and Article 11 hereof) will not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor and its Subsidiaries which are Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)                                     either (1) such Guarantor is the surviving corporation; or (2) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of any member state of the European Union, Switzerland, South Africa, Canada, Hong Kong, any state of the United States or the District of Columbia;

(ii)                                  the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of such Guarantor under the Notes, the Note Guarantee, this Indenture, the Intercreditor Agreement and the Collateral Documents;

(iii)                               immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the surviving corporation as a result of such transaction as having been incurred by the surviving corporation at the time of such transaction), no Default or Event of Default exists; or

(iv)                              the Parent delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, merger or transfer comply with this Section 5.01(c).

(d)                                 This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets, or consolidation or merger among the Issuer and the Guarantors or among any Guarantors; provided that, if the Issuer is not the surviving entity, the relevant Guarantor will assume the obligations of the Issuer under this Indenture, the Intercreditor Agreement and (to the extent applicable), the Collateral Documents. Section 5.01(a)(iii) and (iv), Section 5.01(b)(iii) and Section 5.01(c)(iii) hereof will not apply to any merger or consolidation of the Parent, the Issuer or any Guarantors with or into an Affiliate solely for the purpose of reincorporating the Parent, the Issuer or such Guarantor in another jurisdiction.

Section 5.02                             Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer or the Parent, any other Guarantor or their respective Restricted Subsidiaries, in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer, the Parent or any other Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Parent”, the “Issuer” or the “Guarantor”, as applicable, shall refer instead to the successor Person and not to the Parent, the Issuer or the Guarantor, as applicable), and may exercise every right and power of the predecessor Parent, the Issuer or the Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Parent, the Issuer or Guarantor, as applicable, herein and the predecessor Issuer, Parent or Guarantor, as applicable, shall be discharged from all obligations under the Notes, the Note Guarantees, this Indenture and the Collateral Documents, as applicable; provided, however, that the predecessor Parent shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, conveyance, transfer or lease of all of the assets of or a consolidation or merger of the Parent in a transaction that is subject to, and that complies with the provisions of, Section 5.01.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                             Events of Default and Remedies.

Each of the following is an “Event of Default” under this Indenture:

(i)                                     default for 30 days in the payment when due of interest or Additional Amounts, if any, with respect to, the Notes;

(ii)                                  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(iii)                               failure by the Issuer to make a Change of Control Offer or Asset Sale Offer or to purchase Notes in accordance with Section 4.10 or Section 4.14 or failure by the Issuer or the relevant Guarantor for 30 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class, to comply with any other provision described in Section 4.10 or Section 4.14;

(iv)                              failure by the Parent, the Issuer or relevant Guarantor to comply with Section 5.01;

(v)                                 failure by the Parent, the Issuer or relevant Guarantor for 60 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class, to comply with any of the agreements in this Indenture (other than a default in performance, or breach, or a covenant or agreement which is specifically dealt with in clauses (i), (ii), (iii) or (iv) of this Section 6.01), the Notes or the Note Guarantee;

(vi)                              default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee exists on, or is created after, the Issue Date, if that default:

(A)                               is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)                               results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated aggregates US$25.0 million or more;

(vii)                           failure by the Parent or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of US$25.0 million (exclusive of any amounts that an insurance company has acknowledged liability for), which final judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal, waiver or otherwise, shall not have been in effect;

(viii)                        any security interest created by the Collateral Documents ceases to be in full force and effect (except as permitted by the terms of this Indenture, the Intercreditor Agreement or the Collateral Documents or pursuant to limitations on enforceability, validity or effectiveness imposed by applicable law) with respect to Collateral having a Fair Market Value in excess of US$5.0 million or an assertion by the Parent or any of its Restricted Subsidiaries, in any pleading in any court of competent jurisdiction, that any Collateral having a Fair Market Value in excess of US$5.0 million is not subject to a valid, perfected security interest (except in accordance with the terms of this Indenture, the Intercreditor Agreement or the Collateral Documents or pursuant to limitations on enforceability, validity or effectiveness imposed by applicable law);

(ix)                              except as permitted by this Indenture (including with respect to any limitations) or pursuant to limitations on enforceability, validity or effectiveness imposed by applicable law, any Note Guarantee of the Parent or a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Parent or any Guarantor which is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(x)                                 the Issuer, the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences a voluntary case;

(B)                               consents to the entry of an order for relief against it in an involuntary case;

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                admits in writing its inability to pay its debts generally as they become due; and

(xi)                              a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Parent, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)                               appoints a custodian or administrator of the Parent, the Issuer, or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Parent, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C)                               orders the liquidation of the Parent, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02                             Acceleration.

(a)                                 In the case of an Event of Default specified in clause (x) or (xi) of Section 6.01, with respect to the Parent or the Issuer, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately and may instruct the Security Agent to enforce any Collateral pursuant to the terms of the Intercreditor Agreement.

(b)                                 In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (vi) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (vi) shall be remedied or cured, or waived by the holders of the Indebtedness that gave rise to such Event of Default, or such Indebtedness shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium, interest, or Additional Amounts, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest, premium and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Notes outstanding may, on behalf of the holders of all outstanding Notes, waive any past Default under this Indenture and its consequences, except a continuing Default in the payment of the principal of, premium, if any, any Additional Amounts or interest on any Note held by a non-consenting holder (which may only be waived with the consent of Holders of the Notes holding at least 90% of the aggregate principal amount of the Notes outstanding under this Indenture) and except as set forth in the fourth paragraph of Section 9.02.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or other security satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.05                             Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06                             Limitation on Suits.

Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of the Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.  Except (subject to Article 9 hereof) to enforce the right provided under Section 6.07 to receive payment of principal, premium, if any, or interest or Additional Amounts when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(i)                                     such Holder of a Note gives the Trustee notice that an Event of Default is continuing;

(ii)                                  the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

(iii)                               such Holder of a Note offers the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(iv)                              the Trustee does not comply with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)                                 during such 60-day period, the Holders of a majority of the aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, interest and premium, Additional Amounts, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring proceedings for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of Holders of not less than 90% of the then outstanding aggregate principal amount of the Notes.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, interest and premium then owing, Additional Amounts, if any, on the Notes and interest on overdue principal and, to the extent lawful, Additional Amounts, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer, a Guarantor or any other obligor upon the Notes, their creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.

Subject to the terms of the Intercreditor Agreement, all moneys received by the Trustee under this Indenture shall be held by the Trustee in trust to apply them (subject to any legal privilege (if any) pursuant to any applicable Bankruptcy Law or any other applicable law):

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.06, including payment of all compensation, expense and liabilities incurred, and all advances, if any, made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes, on the principal of, or premium, interest, Additional Amounts, if any, on the Notes, pari passu and ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes, on the principal of, premium, interest, Additional Amounts, if any, respectively; and

Third:  to the Issuer, the Parent or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee.

Section 6.12                             Agents

The Trustee shall be entitled to require all Paying Agents to act under its direction following the occurrence and continuance of a Default or Event of Default.

ARTICLE 7
TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this

Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it or to make any investments except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon and will be protected in acting or refraining from acting upon, whether in its original, facsimile or other electronic form, any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit).

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel, as the case may be.  The Trustee may consult with professional advisors (including counsel) and the advice or written advice of such professional adviser or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care, nor for the negligence of the Security Agent.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and/or indemnity (deemed to be sufficient in the Trustee’s sole discretion) against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer and/or its Restricted Subsidiaries in Article 4.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except:  (i) any Event of Default occurring pursuant to Section 6.01(i) or 6.01(ii) (provided it is acting as Paying Agent); and (ii) any Default or Event of Default of which a Responsible Officer in the Corporate Trust office of the Trustee shall have received written notification.  Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(h)                                 The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified and/or secured, are extended to, and shall be enforceable by The Bank of New York Mellon in each of its capacities hereunder and by The Bank of New York Mellon (Luxembourg) S.A. and each agent, custodian and other person employed to act hereunder.  Absent willful misconduct or gross negligence, each Paying Agent, Registrar and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(j)                                    In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(k)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by acts of war or terrorism involving the United States, the United Kingdom or any member state of the European Monetary Union or any other national or international calamity or emergency (including natural disasters or acts of God), it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l)                                     The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Notes.

(m)                             The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(n)                                 The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(o)                                 The Trustee shall not be liable for any consequential loss (being loss of business, goodwill, opportunity or profit of any kind) of the Issuer, the Parent, any Restricted Subsidiary or any other Person (or, in each case, any successor thereto), even if advised of it in advance and even if foreseeable.

(p)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.

(q)                                 The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized (and specimen signatures) at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, any Note Guarantee, the Intercreditor Agreement (or any additional intercreditor agreement entered into in accordance with the terms of the Intercreditor Agreement or this Indenture), the Collateral, or the Collateral Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.  The Trustee shall be entitled to assume without inquiry that the Issuer has performed in accordance with all the provisions in this Indenture, unless notified to the contrary.

Section 7.05                             Notice of Defaults.

Subject to Section 7.02(g), if a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or Additional Amounts or premium, if any.

Section 7.06                             Compensation and Indemnity.

(a)                                 The Issuer and each Guarantor, jointly and severally, shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder in accordance with the Trustee’s signed fee letter.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer and each Guarantor, jointly and severally, shall reimburse the Trustee promptly upon request for all disbursements, advances (if any) and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Issuer and each Guarantor shall indemnify the Trustee (which for purposes of this Section 7.06 shall include its officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by it arising out of, or in connection with, the acceptance or administration of its duties under this Indenture, any Supplemental Indenture the Notes, any Intercreditor Agreement, any Collateral Agreement or in any other role performed by The Bank of New York Mellon under said documents, including the costs and expenses of enforcing this Indenture against the Issuer and any Guarantor (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer or any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its willful misconduct, negligence or bad faith.  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any Guarantor of its obligations hereunder.  The Issuer or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)                                  The obligations of the Issuer and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, and the resignation or removal of the Trustee hereunder.

(d)                                 To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, interest, premium, Additional Amounts, if any, on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given, to the Trustee in this Section 7.06, including its right to be indemnified, are extended to, and shall be enforceable by The Bank of New York Mellon, as the Trustee and in each of its other capacities hereunder, and by each agent (including The Bank of New York Mellon (Luxembourg) S.A.), the Custodian and other Person employed by the Trustee to act hereunder.

Section 7.07                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 7.09;

(ii)                                  the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)                               a custodian or public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)                                 If a successor Trustee does not take office within 60 calendar days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.09                             Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at its option evidenced by a resolution of its Board of Directors set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                             Legal Defeasance and Discharge.

(a)                                 Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and each of the Guarantors, subject to the satisfaction of the conditions set forth in Section 8.04, will be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantee) issued under this Indenture and to have cured all then existing Events of Default on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantee) and with respect to the Guarantors the Collateral Documents to which it is party, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a)(i) and (ii) below, and to have satisfied all their other obligations under this Indenture and the Notes, the Note Guarantees, and with respect to the Guarantors the Collateral Documents to which it is party (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)                                     the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest (including Additional Amounts and premium, if any), on such Notes when such payments are due from the trust referred to in Section 8.04;

(ii)                                  the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02;

(iii)                               the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(iv)                              this Article 8;

(b)                                 Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03                             Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their respective obligations under the covenants contained in Article 4 (other than Sections 4.01 and 4.04) and Section 5.01(other than Section 5.01(b)(i), (ii) and (iii)) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that the Issuer and the Guarantors may, with respect to the outstanding Notes and Note Guarantee and with respect to the Guarantors the Collateral Documents to which it is party, omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes, Note Guarantee and Collateral Documents shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, the Events of Default set forth in Section 6.01 (except those relating to payments on the Notes or, solely with respect to the Issuer, clause (x) of Section 6.01) shall not constitute Events of Default.

Section 8.04                             Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes issued under this Indenture:

(i)                                     the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. Dollars, non-callable U.S. Government Obligations or a combination of cash in U.S. Dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest (including Additional Amounts and premium, if any) on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(ii)                                  in the case of an election under Section 8.02, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee of United States counsel confirming that (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)                               in the case of an election under Section 8.03, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee of United States counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)                              the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(v)                                 the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, subject to customary assumptions and qualifications, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                             Deposited Money and U.S. Government Obligations Held in Trust; Other Miscellaneous Provisions.

(a)                                 Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, interest, premium or Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

(b)                                 The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)                                  Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i)), are in excess of the amount thereof that would then be required to be deposited to effect a Legal Defeasance or Covenant Defeasance, as applicable, of the type and scope originally effected by the Issuer pursuant to this Article 8.

(d)                                 If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer and the Guarantors shall remain liable for such payments.

Section 8.06                             Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, interest, premium or Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, interest (and Additional Amounts or premium, if any), has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, give notice to the Holders in accordance with Section 13.01 that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes and the Guarantors’ obligations under the Note Guarantees and any Collateral Documents to which it is party shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, interest, premium or Additional Amounts, if any, on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors, the Trustee and the Security Agent may amend or supplement this Indenture, the Notes or the Note Guarantees, any Collateral Document and the Intercreditor Agreement without the consent of any Holder of Notes:

(i)                                     to cure any ambiguity, defect, inconsistency or error;

(ii)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)                               to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees pursuant to a transaction governed by Section 5.01;

(iv)                              to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(v)                                 to conform the text of this Indenture, the Note Guarantees, the Collateral Documents or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Collateral Documents or the Notes;

(vi)                              to enter into additional or supplemental Collateral Documents;

(vii)                           to release Collateral in accordance with the terms of this Indenture and the Collateral Documents or to release any Note Guarantee in accordance with the terms of this Indenture;

(viii)                        to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(ix)                              to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(x)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of Title 26 the U.S. Code, in a manner such that the uncertified Notes are described in Section 163(f)(2)(B) of the U.S. Code);

(xi)                              to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

(xii)                           to add additional parties to the Intercreditor Agreement or any Collateral Documents to the extent permitted under this Indenture and thereunder.

Upon the request of the Issuer and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee and the Security Agent will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture or other document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Security Agent will not be obligated to enter into such amended or supplemental indenture or other document that affects its own rights, duties or immunities under this Indenture.

Section 9.02                             With Consent of Holders of Notes.

Except as provided otherwise in Section 9.01 and Section 9.02, the Issuer, the Guarantors, the Trustee and the Security Agent may amend or supplement this Indenture (including, without limitation, Section 4.10 and Section 4.14), the Notes, the Note Guarantees, the Intercreditor Agreement or the Collateral Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (other than a continuing Default or Event of Default in the payment of the principal of, interest and premium and Additional Amounts, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or the Collateral Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided that, if any amendment, waiver or other modification will only affect one series of the Notes, only the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series shall be required.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee and the Security Agent will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture or other document unless such amended or supplemental indenture or other document directly affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or other document.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail or otherwise deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail or otherwise deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes, any Note Guarantee, the Intercreditor Agreement (or any additional intercreditor agreement entered into in accordance with the terms of this Indenture) or the Collateral Documents.  However, unless consented to by the Holders of at least 90% of the aggregate principal amount of then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)                                     reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)                                  reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except with respect to Sections 4.10 and 4.14 hereof);

(iii)                               reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(iv)                              impair the right of any Holder of Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Note Guarantee in respect thereof;

(v)                                 waive a Default or Event of Default in the payment of principal of, or interest, Additional Amounts or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(vi)                              make any such Note payable in money other than that stated in the Notes (except to the extent the currency stated in the Notes has been succeeded or replaced pursuant to applicable laws);

(vii)                           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of, or interest, Additional Amounts or premium, if any, on, the Notes;

(viii)                        waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 or 4.14);

(ix)                              release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture and the Intercreditor Agreement (or any additional intercreditor agreement entered into in accordance with the terms of this Indenture);

(x)                                 release the Lien on Collateral granted for the benefit of the Holders of the Notes, except in accordance with the terms of the Collateral Documents, this Indenture and the Intercreditor Agreement, or

(xi)                              make any change in the preceding amendment and waiver provisions.

Notwithstanding the immediately preceding paragraph of this Section 9.02, any Note Guarantee or Lien on the Collateral will be released in connection with any sale or other disposition of property or assets (including Capital Stock) that does not violate Section 4.07 or Section 4.10 of this Indenture (as such provision or covenant may be amended from time to time with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and in the case of any such amendment, the consent of at least a majority in aggregate principal amount of the Notes then outstanding will suffice for such release).

Section 9.03                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date of the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04                             Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer, in exchange for Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05                             Trustee and the Security Agent to Sign Amendments.

The Trustee and the Security Agent will sign any amended or supplemental indenture or other document authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to execute any such amendment, supplement or other document which affects the Trustee’s and Security Agent’s own rights, duties, liabilities or immunities under this Indenture.  In executing any amended or supplemental indenture or other document, the Trustee and the Security Agent will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 13.02 (i) indemnity deemed satisfaction to it in its sole discretion; and (ii) an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other document is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer (and any Guarantor) enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Indenture.

ARTICLE 10
COLLATERAL AND SECURITY

Section 10.01                      Security Documents.

The due and punctual payment of the principal of, interest, Additional Amounts and premium, if any, on the Notes and any Note Guarantee when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Amounts (to the extent permitted by law), if any, on the Notes and any Note Guarantee and performance of all other obligations of the Issuer and any Guarantor to the Holders of Notes, the Trustee and the Security Agent under this Indenture, the Notes and any Note Guarantee, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents and the Intercreditor Agreement.  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement and any additional intercreditor agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Security Agent to enter into any Collateral Document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Security Agent to enter into the Collateral Documents and the Intercreditor Agreement and any additional intercreditor agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuer will deliver to the Trustee copies of all documents delivered to the Security Agent pursuant to the Collateral Documents, and the Issuer and the Parent will, and the Parent will cause each of its Restricted Subsidiaries to, do or cause to be done all such acts and things as may be required, or which the Security Agent from time to time may reasonably request, to assure and confirm to the Trustee that the Security Agent holds, for the benefit of the Trustee and the Holders, duly created, enforceable and perfected Liens as contemplated hereby and by the Collateral Documents and the Intercreditor Agreement, so as to render the same available for the security and benefit of this

Indenture and of the Notes and any Note Guarantee secured hereby, according to the intent and purposes herein expressed.  The Issuer and any Guarantor will each take, and will cause their respective Restricted Subsidiaries to take (including as may be requested by the Trustee) any and all actions reasonably required to cause the Collateral Documents and the Intercreditor Agreement to create and maintain, as security for the Obligations of the Issuer and any Guarantor hereunder, in respect of the Collateral, valid and enforceable perfected Liens in and on such Collateral ranking in right and priority of payment as set forth in the Intercreditor Agreement and subject to no other Liens other than as permitted by the terms of this Indenture and the Intercreditor Agreement.

Section 10.02                      Release of Collateral.

Collateral may be released from the Liens and security interests created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents, the Intercreditor Agreement and this Indenture.  In addition, and subject to the terms and conditions of the relevant Collateral Documents and the Intercreditor Agreement, upon the request of the Issuer pursuant to an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met and (at the sole cost and expense of the Issuer) the Trustee, who may rely exclusively on such Officer’s Certificate and Opinion of Counsel, shall, if so requested by the Security Agent or the Issuer or otherwise required by the Intercreditor Agreement, authorize the release of Collateral from the security created by the Collateral Documents that is sold, conveyed or disposed of in compliance with the provisions of this Indenture.  Upon receipt of such Officer’s Certificate the Security Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents and the Intercreditor Agreement and any Additional Intercreditor Agreement.

Section 10.03                      Authorization of Actions to Be Taken by the Trustee.

Upon reasonable request of the Trustee, but without any affirmative duty on the Trustee to do so, the Issuer and Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purposes of this Indenture.

Subject to the provisions of Section 7.01 and 7.02 and the terms of the Collateral Documents and the Intercreditor Agreement (including any consent of the Holders required thereunder), the Trustee may, in its sole discretion, direct, on behalf of the Holders of Notes, the Security Agent to take all actions it deems necessary or appropriate in order to:

(i)                                     enforce any of the terms of the Collateral Documents or the Intercreditor Agreement; and

(ii)                                  collect and receive any and all amounts payable in respect of the Obligations of the Issuer or any Guarantor hereunder.

Subject to the provisions hereof, the Collateral Documents, the Intercreditor Agreement and any Additional Intercreditor Agreement, the Trustee and/or the Security Agent will have power to but shall not be required to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee and/or the Security Agent).

Section 10.04                      Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Trustee and/or the Security Agent is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents or Intercreditor Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Intercreditor Agreement.

Section 10.05                      Termination of Security Interest.

The Trustee shall, at the request of the Issuer upon having provided the Trustee an Officer’s Certificate (which shall certify, among other things, that all action under the relevant Collateral Document(s) with respect to the release of the security thereunder has been taken and the release of the Collateral complies with the terms of the relevant Collateral Document(s)) and Opinion of Counsel certifying compliance with this Section 10.05, execute and deliver a certificate to the Security Agent releasing the relevant Collateral or other appropriate instrument evidencing such release (in the form provided by and at the expense of the Issuer):

(i)                                     in connection with any sale or other disposition of property and assets, if such sale or other disposition does not violate Section 4.10 hereof;

(ii)                                  with respect to a Guarantor that is released from its Note Guarantee pursuant to the terms of this Indenture and the Intercreditor Agreement, the release of property and assets, and Capital Stock of such Guarantor;

(iii)                               in accordance with Article 9 hereof;

(iv)                              upon the full and final payment and performance of all Obligations of the Issuer and the Guarantors under this Indenture and the Notes;

(v)                                 upon a Legal Defeasance or Covenant Defeasance as provided for in Article 8 or satisfaction and discharge of this Indenture as provided for in Article 12;

(vi)                              if the Parent designates any Restricted Subsidiary to be an Unrestricted Subsidiary pursuant to the terms of this Indenture, the release of property and assets, and Capital Stock, of such Restricted Subsidiary;

(vii)                           if on any date following the Issue Date the Notes have achieved Investment Grade Status (taking into account the expected release of the Collateral), the Issuer has delivered a written notice thereof to the Trustee and no Default has occurred and is continuing under this Indenture as of the date of delivery of such notice;

(viii)                        as may be permitted pursuant to the covenant described in Section 4.19;

(ix)                              if all other Liens on the Collateral securing Indebtedness (other than Permitted Collateral Liens described in clause (6) of the definition thereof) are released and the Issuer has delivered a written notice thereof to the Trustee; or

(x)                                 in connection with an enforcement sale under the Intercreditor Agreement.

Section 10.06                      Further Action.

Upon the terms and subject to the conditions of this Indenture, the Collateral Documents and the Intercreditor Agreement, the Issuer and any Guarantor shall use its respective best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the security over the Collateral as contemplated by the Collateral Documents and the Intercreditor Agreement.

Notwithstanding any other provision of this Indenture, the Trustee has no responsibility for or liability in connection with the validity, perfection, priority or enforceability of any Lien, Collateral, Collateral Documents or other security interest and the Trustee is not required to prepare, file or correct any financing statements or confirmation statements.

Section 10.07                      [Reserved]

ARTICLE 11
NOTE GUARANTEES

Section 11.01                      Guarantee.

(a)                                 Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i)                                     the principal of, Additional Amounts and premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest, Additional Amounts and premium, if any, on the Notes (to the extent permitted by law) and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 Each Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to or for the benefit of the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either the Issuer or the Guarantors to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,

(i)                                     the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and

(ii)                                  in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02                      Limitation on Guarantor Liability.

(a)                                 Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance, for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar national, federal, local or state law or voidable preference, financial assistance or improper corporate benefit, or violate the corporate purpose of the relevant Guarantor or any applicable capital maintenance or similar laws or regulations affecting the rights of creditors generally under any applicable law or regulation to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting either a fraudulent transfer or conveyance or voidable preference, financial assistance or improper corporate benefit, or violating the corporate purpose of the relevant Guarantor or any applicable capital maintenance or, in each case, any similar laws or regulations affecting the rights of creditors generally under any applicable law or regulation.

(b)                                 Limitations for Austrian Guarantors

(i)                                     Nothing in this Indenture shall be construed to create any obligation of an Austrian Guarantor to act in violation of mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften), including, without limitation, § 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung — GmbHG) the GmbHG and § 52 et seq. of the Austrian Act on Joint Stock Companies (Aktiengesetz-AktG) (the “Austrian Capital Maintenance Rules”), and all obligations of any Austrian Guarantor under this Indenture shall be limited in accordance with the Austrian Capital Maintenance Rules;

(ii)                                  If and to the extent the payment obligations of an Austrian Guarantor under this Indenture would not be permitted under the Austrian Capital Maintenance Rules or would render the directors of an Austrian Guarantor personally liable pursuant to Austrian law to any of the creditors of that Austrian Guarantor as a consequence of paying such amount, then such payment Obligations shall be limited to the maximum amount permitted to be paid which would not trigger such directors’ liability, provided that the amount payable shall not be less than (i) that Austrian Guarantor’s balance sheet profit (including retained earnings)

(Bilanzgewinn) as defined in § 224 (3) lit A no. IV of the Austrian Enterprise Code (Unternehmensgesetzbuch—UGB) as calculated by reference to the most recent (audited, if applicable) financial statements of that Austrian Guarantor then available plus (ii) any other amounts which are freely available for distribution to the shareholder(s) of that Austrian Guarantor under the GmbHG or AktG (as the case may be) and the UGB at the time or times payment under the Note Guarantee is demanded from that Austrian Guarantor plus, (iii) to the extent applicable, the aggregate amount of any proceeds from the issuance of the Notes made available to that Austrian Guarantor and/or its subsidiaries plus (iv) the amount of any Indebtedness capable of being discharged by way of setting-off that Austrian Guarantor’s recourse claim following enforcement of this Indenture against any Indebtedness owed by that Austrian Guarantor to the Issuer.

(c)                                  Limitations for Belgian Guarantors

In the case of a Belgian Guarantor, with respect to the obligations of the Issuer or any Guarantor under this Indenture which is not a Subsidiary of such Belgian Guarantor, its liability under this Article 11 shall be limited, at any time, to a maximum aggregate amount equal to the greater of:

(i)                                     an amount equal to 90% of such Belgian Guarantor’s net assets (as determined in accordance with article 617 of the Belgian Companies Code and accounting principles generally accepted in Belgium, but not taking intra-group debt into account as debts) as shown by its most recent audited annual financial statements on the date on which the relevant demand is made; and

(ii)                                  the aggregate amount outstanding on the date on which the relevant demand is made of (i) the principal amount made available to such Belgian Guarantor from the proceeds of the Notes, and (ii) the aggregate amount of any intra-group loans or facilities made to it by any Subsidiary of the Parent directly and/or indirectly using all or part of the proceeds of the Notes (whether or not such intra-group loan is retained by the Belgian Guarantor for its own purposes or on-lent to a Subsidiary of such Belgian Guarantor, but for the avoidance of doubt excluding any intra-group loan on-lent to any other Subsidiary of the Parent).

(d)                                 Limitations for German Guarantors

(i)                                     Notwithstanding any other provision of this Indenture, each Holder, by its acceptance of the Notes, and the Trustee (and its successors and assigns) agree not to enforce the Note Guarantee granted under this Article 11 against any guarantor, in relation to any Guarantor which is a German limited liability company (Gesellschaft mit beschränkter Haftung—GmbH) or a limited partnership (Kommanditgesellschaft) with a GmbH as its sole general partner (Komplementär) (GmbH & Co. KG) (the “Affected German Guarantor”), to the extent that payment under the Note Guarantee would:

(A)                               where the Affected German Guarantor is a GmbH, cause the Affected German Guarantor’s net assets as at the date of enforcement of the Note Guarantee (the “Relevant Net Assets”) to fall below its registered share capital (Stammkapital); or

(B)                               where the Affected German Guarantor is a GmbH & Co. KG, give rise to a claim against its general partner (Komplementär) exceeding the latter’s Relevant Net Assets not required to cover its registered share capital (Stammkapital), and in each case, thereby cause a violation of section 30 of the German Limited Liability Company Act (as amended from time to time) or, where the Relevant Net

Assets are already lower than its registered share capital cause such amount to be further reduced.

(ii)                                  For the purposes of the calculation of the limitation pursuant to Section 11.02(d)(i), the following balance sheet items shall be adjusted as follows:

(A)                               the amount of any increase of the stated share capital (Stammkapital), of the Affected German Guarantor or its general partner (Komplementär), effected after the date of this Indenture without the prior written consent of the Security Agent shall be deducted from the relevant stated share capital;

(B)                               loans provided to the Affected German Guarantor by the Parent or a Subsidiary of the Parent shall be disregarded if such loans are subordinated within the meaning of Section 39, subsection 2 of the German Insolvency Code (InsO); and

(C)                               loans and other liabilities incurred in violation of the provisions of this Indenture shall be disregarded.

(iii)                               In case of an enforcement of the Note Guarantee, the Affected German Guarantor shall (upon the written request of the Security Agent and to the extent legally permitted) for the purposes of the determination of the Relevant Net Assets dispose of all assets which are shown in the balance sheet of the Affected German Guarantor with a book value (Buchwert) which is significantly lower than the market value of such assets to the extent that such assets are not necessary for the Affected German Guarantor’s business (nicht betriebsnotwendig).

(iv)                              The limitations set forth under Section 11.02(d)(i) through (iii) do not apply:

(A)                               to any amounts due and payable under the Note Guarantee which relate to funds which have been on-lent to the Affected German Guarantor or to any of its Subsidiaries and are still outstanding; or

(B)                               if, following notification by the Security Agent to the Relevant German Guarantor of claims raised under the Note Guarantee, the Affected German Guarantor does not provide evidence satisfactory to the Security Agent (acting reasonably), including in particular interim financial statements, within 30 days after the date of such notification, or if after receipt of such unaudited statements notification is given by the Security Agent to the Affected German Guarantor to provide audited financial statements up to the end of that same calendar month and such audited financial statements are not provided within 60 days after the date of such notification.

(v)                                 No reduction of the amount enforceable under the Note Guarantee in accordance with the above limitations shall prejudice the rights of any Holder or the Trustee to continue enforcing the Note Guarantee (subject always to the operation of the limitation set out above at the time of such enforcement) until full satisfaction of the Obligations guaranteed under the relevant Note Guarantee.

(e)                                  Limitations for Dutch Guarantors

Notwithstanding any other provision of this Indenture and without prejudice to the general applicability of Section 11.01 of this Indenture, the guarantee, indemnity and other obligations of any Dutch Guarantor and any of its subsidiaries under this Article 11 shall be deemed to have been given only to the extent that such guarantee does not violate the prohibition on financial assistance within the meaning of article 2:98c or 2:207c of the Dutch Civil Code (Burgerlijk Wetboek) or any other applicable financial assistance rules under any applicable law and the provisions of this Article 11 and other provisions of this Indenture shall be construed accordingly.

(f)                                   Limitations for Finnish Guarantors

(i)                                     The liabilities and obligations guaranteed by Sappi Finland I Oy (“Sappi Finland”) in its capacity as Guarantor under this Indenture shall not include, and Sappi Finland shall not be liable to perform or be deemed to have undertaken any liability or obligation in respect of, any liability or obligation the guaranteeing of which would be contrary to or would constitute a breach of mandatory provisions or principles of Finnish law, including without limitation (1) Chapter 13, Section 1 of the Finnish Companies Act (1.9.2006/624, as amended) regulating distribution of assets and (2) other applicable mandatory provisions of Finnish corporate law.

(ii)                                  Furthermore, the maximum amount payable at any time by Sappi Finland under this Indenture shall not exceed an amount equal to the higher of the following:

(A)                               The aggregate amount of (1) an amount no greater than the aggregate amount owing by Sappi Finland (directly or indirectly) to the Issuer under any intra-group loan agreement or loan agreements between Sappi Finland and the Issuer (or any direct or indirect Subsidiary of the Issuer) existing on the Issue Date and (2) the aggregate amount of funds available for distribution as a dividend of Sappi Finland according to the Companies Act on the date on which any guaranteed party exercises any of its rights, remedies, powers or discretions under the Note Guarantee;

(B)                               the aggregate amount of (1) the aggregate amount owing by Sappi Finland (directly or indirectly) to the Issuer under any intra-group loan agreement or loan agreements between Sappi Finland and the Issuer (or any direct or indirect Subsidiary of the Issuer) existing on the date on which the Trustee exercises any of its rights, remedies, powers or discretions under the Note Guarantee provided by Sappi Finland pursuant to this Indenture and (2) the aggregate amount of funds available for distribution as a dividend of Sappi Finland according to the Companies Act on the date on which any guaranteed party exercises any of its rights, remedies, powers or discretions under any guarantee provided by Sappi Finland pursuant to this Indenture; or

(C)                               any higher amount (based on any direct or indirect economic and operational benefit to Sappi Finland derived under this Indenture) to the extent not prohibited by Chapter 13, Section 1 of the Finnish Companies Act,

in each case less the aggregate amount at that time already paid or payable by Sappi Finland under any claim already made under its Note Guarantee.

Section 11.03                      Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer or a Director of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers or Directors.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer or Director whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

The Parent shall cause any Restricted Subsidiary so required by Section 4.16, to execute a Supplemental Indenture in the form of Exhibit E to this Indenture and a notation of Note Guarantees in the form of Exhibit D to this Indenture in accordance with Section 4.16 and this Article 11.

Section 11.04                      Releases.

The Note Guarantee of a Subsidiary Guarantor (other than the Note Guarantee of Sappi International SA in the case of clause (ix)) and of the Parent in the case of clauses (iv), (v) and (vii) shall be released:

(i)                                     in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary if such sale or other disposition does not violate Section 4.10 hereof;

(ii)                                  in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary, if such sale or other disposition does not violate Section 4.10 hereof and that Subsidiary Guarantor ceases to be a Restricted Subsidiary as a result of such sale or other disposition;

(iii)                               if the Parent designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary pursuant to the terms of this Indenture;

(iv)                              as described in Article 9;

(v)                                 upon the full and final payment and performance of all Obligations of the Issuer and the Guarantors under this Indenture and the Notes;

(vi)                              upon the release or discharge of the Note Guarantee by such Subsidiary Guarantor of the Indebtedness that resulted in the creation of such Note Guarantee pursuant to Section 4.16 hereof (but not the release of any Note Guarantee in effect on the Issue Date);

(vii)                           upon Legal Defeasance or Covenant Defeasance as provided for in Article 8 or satisfaction and discharge of this Indenture as provided in Article 12, respectively;

(viii)                        upon the solvent liquidation or winding up of a Subsidiary Guarantor;

(ix)                              if on any date following the Issue Date the Notes have achieved Investment Grade Status, the Issuer has delivered a written notice thereof to the Trustee and no Default has occurred and is continuing under this Indenture as of the date of delivery of such notice; or

(x)                                 in connection with an enforcement sale by the Security Agent in accordance with the terms of the Intercreditor Agreement.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01                      Satisfaction and Discharge.

(a)                                 This Indenture will be discharged and will cease to be of further effect as to all Notes, when:

(i)                                     either:

(A)                               all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(B)                               all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise are due and payable or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, and cash in U.S. Dollars, non-callable U.S. Government Obligations or a combination of cash in U.S. Dollars and non-callable U.S. Government Obligations, in either case, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation of principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(ii)                                  the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(iii)                               the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii) of this Section 12.01(a)).

(b)                                 With respect to the termination of obligations with respect to Section 12.01(a)(i)(A), the obligations of the Issuer under Section 7.06 shall survive.  With respect to the termination of obligations with respect to Section 12.01(a)(i)(B), the obligations of the Issuer in Sections 2.02, 2.03, 2.04, 2.06, 2.07, 2.11, 4.01, 4.02, 4.06, 7.06, 7.07, 8.05, and 8.07 shall survive until the Notes are no longer outstanding.  Thereafter, only the obligations of the Issuer in Sections 7.06, 7.07, and 8.07 shall survive.  After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the obligations of the Issuer under this Indenture, the Notes and the Note Guarantees, if any, except for those surviving obligations specified above.

(c)                                  Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(a)(i)(B), the provisions of Sections 8.06 and 12.02 will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02                      Application of Trust Money.

(a)                                 Subject to the provisions of Section 8.05, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, Additional Amounts and premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

(b)                                 If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Section 12.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer or any Guarantor has made any payment of principal of, premium, if any, or interest on any Notes or Note Guarantees because of the reinstatement of its obligations, the Issuer or any Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01                      Notices.

(a)                                 Any notice or communication by the Issuer, any Guarantor, the Trustee or the Security Agent to the others is duly given if in writing in the English language and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopy, electronic mail or facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Sappi Papier Holding GmbH
c/o Parent at the address below

With a copy to:

Cravath, Swaine & Moore LLP
CityPoint
One Ropemaker Street
London EC2Y 9HR
Facsimile No.:  +44 20 7860 1150
Attn:  George Stephanakis

If to the Parent:

Sappi Limited
48 Ameshoff Street
Braamfontein
Johannesburg 2001
South Africa
Facsimile No.:  +27 11 339 8022
Attention:  Company Secretary

With a copy to:

Cravath, Swaine & Moore LLP
CityPoint
One Ropemaker Street
London EC2Y 9HR
Facsimile No.:  +44 20 7860 1150
Attn:  George Stephanakis

If to the Trustee:

The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Facsimile No.:  +44 20 7964 2536
Attention:  Corporate Trust Administration

If to the Security Agent:

J. P. Morgan Europe Limited
125 London Wall
London EC2Y 5AS
Fax:  +44 20 7777 4165
Attention:  Managing Director

(b)                                 The Issuer, any Guarantor, the Trustee or the Security Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c)                                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed and confirmed by electronic mail or facsimile; when receipt acknowledged, if telecopied or transmitted by electronic mail or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)                                 All notices to the Holders (while any Notes are represented by one or more Global Notes) shall be delivered to DTC, as applicable for communication to entitled account holders.  So long as the Notes are traded on the Euro MTF and the rules and regulations of the Luxembourg Stock Exchange so require, all notices to Holders will also be published in d’Wort or in another daily newspaper published in Luxembourg approved by the Trustee or on the website of the Luxembourg Stock Exchange (www.bourse.lu).  If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.  In the case of Definitive Registered Notes, notices will be mailed to Holders by first-class mail at their respective addresses as they appear on the records of the Registrar, unless stated otherwise in the register kept by, and at the registered office of the Issuer.

(e)                                  Notices given by publication will be deemed given on the first date on which publication is made.  Notices delivered to DTC will be deemed given on the date when delivered.  Notices given by first class mail, postage paid, will be deemed given five calendar days after mailing whether or not the addressee receives it.

(f)                                   If a notice or communication is mailed or published in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(g)                                  In no event shall the Trustee or Agents be liable for any Losses arising in regards to receiving or transmitting any data from the Issuer, any Authorized Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.  The Issuer hereto accepts that some methods of communication are not secure and the Trustee or Agents shall incur no liability for receiving instructions via any such non-secure method.  The Trustee and Agents are authorized to comply with and rely upon any such notice, instructions or other communications believed by it to have been sent or given by an Authorized Person or an appropriate party to the transaction (or authorized representative thereof).  The Issuer or authorized officer of the Issuer shall use all reasonable endeavors to ensure that instructions transmitted to the Trustee or Agents pursuant to this Agreement are complete and correct.  Any instructions shall be conclusively deemed to be valid instructions from the Issuer or authorized officer of the Issuer to the Trustee or Agents for the purposes of this Agreement.

If the Issuer or any Guarantor mails a notice or communication to Holders or delivers a notice or communication to holders of Book-Entry Interests, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.02                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(i)                                     an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with, as applicable; and/or

(ii)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with, as applicable.

Section 13.03                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)                              a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05                      Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of, related to, or in connection with this Indenture, the Notes and the Note Guarantees or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in the State and City of New York, Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  The Issuer and each of the Guarantors (other than S.D. Warrant Company) has appointed S.D. Warren Company as its authorized agent with offices located at 255 State Street, Boston, MA 02109, Attention: Ms. Sarah Manchester, Vice President and General Counsel upon whom process may be served in any such suit, action or proceeding which may be instituted in any federal or state court located in the State of New York, Borough of Manhattan arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby or thereby, and any action brought under U.S. federal or state securities laws (the “Authorized Agent”).  The Issuer and each of the Guarantors expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and waives any right to trial by jury.  The Authorized Agent hereby represents and warrants that it has agreed to act as said agent for service of process, and each of the Issuer and the Parent agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer and any Guarantor.

Section 13.06                      No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, incorporator or stockholder of the Issuer, any Guarantor or the Trustee, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture, the Note Guarantees, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.07                      Governing Law.

THIS INDENTURE AND THE NOTES, INCLUDING THE NOTE GUARANTEES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.08                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, any Guarantor or any of their respective Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.09                      Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.04 hereof.  All agreements of the Trustee or the Security Agent in this Indenture shall bind its successors.

Section 13.10                      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.11                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.12                      Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.13                      Judgment Currency.

Any payment on account of an amount that is payable in U.S. Dollars (the “Required Currency”), which is made to or for the account of any Holder of the Notes or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or any Guarantor, shall constitute a discharge of the Issuer or the Guarantor’s obligation under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of the Required Currency which such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency.  If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Issuer and the Guarantors shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency.  This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section 13.14                      Prescription

Claims against the Issuer or any Guarantor for the payment of principal or Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof.  Claims against the Issuer or any Guarantor for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

Section 13.15                      Place of performance

(a)                                 Performance

The Parties shall perform their obligations under or in connection with this Indenture exclusively at the Place of Performance (as defined below), but in no event at a place in Austria and the performance of any obligations or liability under or in connection with this Indenture or the Notes within the Republic of Austria shall not constitute discharge or performance of such obligation or liability. For the purposes of the above, “Place of Performance” means:

(i)                                     in relation to any payment by a Debtor or a Creditor under or in connection with this Indenture, the place at which such payment is to be made pursuant to this Indenture; and

(ii)                                  in relation to any other obligation or liability under or in connection with this Indenture, the premises of the Trustee or Security Agent or any other place outside of Austria as the Trustee or Security Agent specifies from time to time.

(b)                                 Delivery of notices by Agent

Each of the Agents or any Guarantor agrees that any notice or document delivered on it under or in connection with this Indenture or the Notes shall be sent to an address located outside of Austria.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SAPPI PAPIER HOLDING GmbH, as Issuer

By:	/s/ J.H. Passler
Name: J.H. Passler
Title: Managing Director

By:	/s/ S.J. Blyth
Name: S.J. Blyth
Title: Managing Director

J.P. MORGAN EUROPE LIMITED, as Security Agent

By:	/s/ Franck Gomboc
Name: Franck Gomboc
Title: Vice President

THE BANK OF NEW YORK MELLON, as Trustee, Transfer Agent, Registrar and Principal Paying Agent

By:	/s/ Michael Lee
Name: Michael Lee
Title: Vice President

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Luxembourg Paying Agent, Transfer Agent and Registrar

By:	/s/ Michael Lee
Name: Michael Lee
Title: Authorised Signatory

SAPPI DEUTSCHLAND HOLDING GMBH, as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title:Director

By:	/s/ Mathijs J.H Quaedvlieg
Name: Mathijs J.H Quaedvlieg
Title:Director

SAPPI NETHERLANDS B.V., as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title:Director

SAPPI GRATKORN GmbH, as Guarantor

By:	/s/ J.H. Passler
Name: J.H. Passler
Title:

By:	/s/ S.J. Blyth
Name: S.J. Blyth
Title:

SAPPI MAGNOSTAR GmbH, as Guarantor

By:	/s/ J.H. Passler
Name: J.H. Passler
Title:

By:	/s/ S.J. Blyth
Name: S.J. Blyth
Title:

SAPPI AUSTRIA PRODUKTIONS-GmbH & Co. KG, as Guarantor

By:	/s/ J.H. Passler
Name: J.H. Passler
Title:

By:	/s/ S.J. Blyth
Name: S.J. Blyth
Title:

SAPPI EUROPE S.A., as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title:Director

By:	/s/ Mathijs J.H Quaedvlieg
Name: Mathijs J.H Quaedvlieg
Title:Director

SAPPI INTERNATIONAL S.A., as Guarantor

By:	/s/ J.H. Passler
Name: J.H. Passler
Title: Director

By:	/s/ S.J. Blyth
Name: S.J. Blyth
Title: Director

SAPPI LANAKEN NV, as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title:Director

By:	/s/ Mathijs J.H Quaedvlieg
Name: Mathijs J.H Quaedvlieg
Title:Director

SAPPI LANAKEN PRESS PAPER NV, as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title:Director

By:	/s/ Mathijs J.H Quaedvlieg
Name: Mathijs J.H Quaedvlieg
Title:Director

SAPPI FINLAND I Oy, as Guarantor

By:	/s/ Berend John Wiersum
Name: Berend John Wiersum
Title: Director

SAPPI ALFELD GmbH, as Guarantor

By:	/s/ Karl F. Hahlbohm
Name: Karl F. Hahlbohm
Title: Man. Controlling

By:	/s/ Richard Huster
Name: Richard Huster
Title: Man. Pulp & Services

SAPPI DEUTSCHLAND GmbH, as Guarantor

By:	/s/ Peter Goer
Name: Peter Goer
Title: Managing Director

SAPPI EHINGEN GmbH, as Guarantor

By:	/s/ Steffen Wurdinger
Name: Steffen Wurdinger
Title: Mill Director

SAPPI STOCKSTADT GmbH, as Guarantor

By:	/s/ Christian Dietershagen
Name: Christian Dietershagen
Title: Mill Director

SAPPI PULP ASIA LIMITED, as Guarantor

By:	/s/ Loretta Chan
Name: Loretta Chan
Title: Director

SAPPI MAASTRICHT B.V., as Guarantor
On behalf of Sappi Netherlands B.V.
By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title:Director

SAPPI NIJMEGEN B.V., as Guarantor
On behalf of Sappi Netherlands B.V.
By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title:Director

SAPPI LIMITED, as Guarantor

By:	/s/ M.R. Thompson
Name: M.R. Thompson
Title: CFO / Executive Director

SAPPI CLOQUET LLC, as Guarantor

By:	/s/ Annette M. Luchene
Name: Annette M. Luchene
Title: Treasurer, VP & CFO

SDW HOLDINGS CORPORATION, as Guarantor

By:	/s/ Annette M. Luchene
Name: Annette M. Luchene
Title: Treasurer, VP & CFO

S.D. WARREN COMPANY, as Guarantor

By:	/s/ Annette M. Luchene
Name: Annette M. Luchene
Title: Treasurer, VP & CFO

EXHIBIT A

FORM OF NOTE

SAPPI PAPIER HOLDING GmbH

8 3/8% Senior Secured Notes due 2019

GUARANTEED BY

THE GUARANTORS (AS DEFINED IN THE INDENTURE)

No. _____________
CUSIP

ISIN

$

Issue Date:

SAPPI PAPIER HOLDING GmbH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), having its registered office at Brucker Strasse 21, A-8101 Gratkorn, Austria and registered with the Commercial Court of Vienna, Austria under registration number FN 167931 h, for value received promises to pay to                                            , or registered assigns, upon surrender hereof, the principal sum of                                           DOLLARS, subject to any adjustments listed on The Schedule of Exchanges of Interests in the Global Note attached hereto, on June 15, 2019.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Reference is hereby made to the further provisions of this Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be signed manually or by facsimile by the duly authorized officers referred to below.

SAPPI PAPIER HOLDING GmbH, as Issuer

By:
Name:
Title:
Location:

By:
Name:
Title:
Location:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[Back of Note]

8 3/8% Senior Secured Notes due 2019

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                  INTEREST.  SAPPI PAPIER HOLDING GmbH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), having its registered office at Brucker Strasse 21, A-8101 Gratkorn, Vienna Austria and registered with the Commercial Court of Vienna, Austria under registration number FN 167931 h, (the “Issuer”), promises to pay interest on the principal amount of this Note at 8 3/8% per annum from                                            until maturity.  The Issuer will pay interest semi-annually in arrears on June 15th and December 15th of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                                           .  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                  METHOD OF PAYMENT.  The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on June 1st and December 1st preceding the next Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, interest, premium and Additional Amounts, if any, through the Paying Agents as provided in the Indenture.  Such payment shall be in U.S. Dollars.

(3)                                  PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Principal Paying Agent, Transfer Agent and Registrar.  The Bank of New York Mellon, will act as Paying Agent and Transfer Agent in London and New York City.  The Bank of New York Mellon (Luxembourg) S.A. will act as Paying Agent, Transfer Agent and Registrar in Luxembourg for so long as the Notes are admitted to trading on the Euro MTF and listed on the Official List of the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require.  Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent; provided, however, that in no event may the Issuer appoint a Principal Paying Agent in any member state of the European Union where the Principal Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes unless the Principal Paying Agent would be so obliged if it were located in all other member states. For so long as the Notes are listed on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in a newspaper having a general circulation in Luxembourg (currently expected to be the

Luxemburger Wort) or, to the extent and in the manner permitted by such rules and regulations, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu), in accordance with Section 13.01 of the Indenture.

(4)                                  INDENTURE.  The Issuer issued the Notes under an Indenture dated as of July 5, 2012 (the “Indenture”) between the Issuer, the Security Agent, the Trustee and The Bank of New York Mellon (Luxembourg) S.A.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5)                                  OPTIONAL REDEMPTION.

(a)          At any time prior to June 15, 2015, the Issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the rights of holders of the Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering; provided that:

(1)          at least 65% of the aggregate principal amount of the Notes issued under the Indenture (excluding Notes held by the Parent and its Subsidiaries) remain outstanding immediately after the occurrence of such redemption; and

(2)          the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)         At any time prior to June 15, 2015, the Issuer may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)          Except pursuant to subparagraphs (a) and (b) of this Paragraph 5 and pursuant to Paragraph 6, the Notes will not be redeemable at the Issuer’s option prior to June 15, 2015.  On or after June 15, 2015, the Issuer may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Redemption Price
2015	106.281%
2016	104.188%
2017	102.094%
2018 and thereafter	100.000%

(d)    Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)     Any redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

(6)                                  REDEMPTION FOR CHANGES IN TAXES.

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of the Notes (which notice will be irrevocable and given in accordance with the procedures described in Section 3.03 and Section 13.01 of the Indenture, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer or any Guarantor (including any successor entity) is or would be required to pay Additional Amounts, and the Issuer or Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it, and the requirement arises as a result of:

(a)                                  any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation which change or amendment becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under the Indenture); or

(b)                                 any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under the Indenture).

The Issuer will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuer or Guarantor, as the case may be, would be obligated to make such payment or withholding if a payment in respect of the Notes were then due.  Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing and in accordance with Section 3.03 of the Indenture, the Issuer or the Guarantor, as the case may be, will deliver to the Trustee an opinion of counsel to the effect that there has been such change or amendment and otherwise in compliance with Section 13.03 of the Indenture which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer publishes or mails a notice of redemption of the Notes pursuant to the foregoing and in accordance with Section 3.03 of the Indenture, the Issuer or the Guarantor, as the case may be, will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the Notes. For the avoidance of doubt, the implementation of European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to such directive, will not be a change or amendment for such purposes.

(7)                                  [RESERVED]

(8)                                  MANDATORY REDEMPTION.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(9)                                  REPURCHASE AT OPTION OF HOLDER.

(a)                                  If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased on the date of purchase plus accrued and unpaid interest and all Additional Amounts (if any) then due on the Notes repurchased to the date of purchase, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following a Change of Control, the Issuer will give notice to each Holder describing the circumstances and/or facts that constitute the Change of Control and offering to purchase all Notes on the Change of Control Payment Date specified in the notice given to the Holders pursuant to Section 3.03 of the Indenture.

(b)                                 Any Net Proceeds from Asset Sales that are not applied or invested as provided within the time period set forth in the Indenture will constitute “Excess Proceeds.”  The Issuer may at any time, and the Issuer will within 30 Business Days after the Excess Proceeds exceed US$25.0 million, make an “Asset Sale Offer” in accordance with the procedures set forth in the Indenture to all Holders of the Notes and may make an offer to all Holders of other Indebtedness that is pari passu with the Notes or any Note Guarantees with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premia, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent may use those Excess Proceeds for general corporate purposes and any other purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into (or to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis (or in the manner described in Section 3.02 or Section 13.01 of the Indenture), based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

(10)                            NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

(11)                            DENOMINATIONS, TRANSFER, EXCHANGE.

(a)                                  The Global Notes are in global registered form without coupons attached. The Global Notes will represent the aggregate principal amount of all the Notes issued and not yet cancelled other than Definitive Registered Notes.  [A Holder may transfer or exchange Global Notes in accordance with the Indenture.](1)

(b)                                 [The Definitive Registered Notes are in registered form without coupons attached in denominations of $200,000 and integral multiples of $1,000 above $200,000.  A Holder may transfer or exchange Definitive Registered Notes in accordance with the Indenture.  The Indenture requires a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Issuer shall not be required to register the transfer of any Definitive Registered Notes: (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.03 of the Indenture; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.](2)

(12)                            PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(13)                            AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or the Collateral Documents may be amended or supplemented by the Issuer, the Guarantors, the Trustee and the Security Agent with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class and, subject to Section 6.04 and Section 6.07 of the Indenture, any existing Default or Event of Default (other than a continuing Default or Event of Default in the payment of the principal of, interest and premium and Additional Amounts, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or the Collateral Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class.  Without the consent of any Holder, the Issuer, the Guarantors, the Trustee and the Security Agent may amend or supplement the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the Collateral Documents to cure any ambiguity, defect, inconsistency or error; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees pursuant to a transaction governed by Section 5.01 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect; to conform the text of the Indenture, the Note Guarantees, the Collateral Documents or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Collateral Documents or the Notes; to enter into additional or supplemental Collateral Documents; to release Collateral in accordance with the terms of the Indenture and the Collateral Documents or to release any Note Guarantee in accordance with the terms of the Indenture; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date; to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of Title 26 of the U.S. Code, in a manner such that the uncertified Notes are described in Section 163(f)(2)(B) of the U.S. Code); to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or to add additional parties to the

(1)  Include in any Global Note.

(2)  Include in any Definitive Registered Note.

Intercreditor Agreement or any Collateral Documents to the extent permitted under the Indenture and thereunder.

(14)                            DEFAULTS AND REMEDIES. Each of the following events constitute “Events of Default” under the Indenture: (i) default for 30 days in the payment when due of interest or Additional Amounts, if any, with respect to, the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Issuer to make a Change of Control Offer or Asset Sale Offer or to purchase Notes in accordance with Section 4.10 or Section 4.14 of the Indenture or failure by the Issuer or the relevant Guarantor for 30 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class, to comply with any other provision described in Section 4.10 or Section 4.14 of the Indenture; (iv) failure by the Parent, the Issuer or relevant Guarantor to comply with Section 5.01 of the Indenture; (v) failure by the Parent, the Issuer or relevant Guarantor for 60 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class, to comply with any of the agreements in the Indenture (other than a default in performance, or breach, or a covenant or agreement which is specifically dealt with in clauses (i), (ii), (iii) or (iv) above), the Notes or the Note Guarantee; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee exists on, or is created after, the Issue Date, if that default: (I) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (II) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated aggregates US$25.0 million or more; (vii) failure by the Parent or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of US$25.0 million (exclusive of any amounts that an insurance company has acknowledged liability for), which final judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal, waiver or otherwise, shall not have been in effect; (viii) any security interest created by the Collateral Documents ceases to be in full force and effect (except as permitted by the terms of the Indenture, the Intercreditor Agreement or the Collateral Documents or pursuant to limitations on enforceability, validity or effectiveness imposed by applicable law) with respect to Collateral having a Fair Market Value in excess of US$5.0 million or an assertion by the Parent or any of its Restricted Subsidiaries, in any pleading in any court of competent jurisdiction, that any Collateral having a Fair Market Value in excess of US$5.0 million is not subject to a valid, perfected security interest (except in accordance with the terms of the Indenture, the Intercreditor Agreement or the Collateral Documents or pursuant to limitations on enforceability, validity or effectiveness imposed by applicable law); (ix) except as permitted by the Indenture (including with respect to any limitations) or pursuant to limitations on enforceability, validity or effectiveness imposed by applicable law, any Note Guarantee of the Parent or a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Parent or any Guarantor which is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee; (x) the Issuer, the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (I) commences a voluntary case; (II) consents to the entry of an order for relief against it in an involuntary case; (III) consents to the appointment of a custodian of it or for all or substantially all of its property; (IV) makes a general assignment for the benefit of its creditors;

or (V) admits in writing its inability to pay its debts generally as they become due; and (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (I) is for relief against the Parent, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case; (II) appoints a custodian or administrator of the Parent, the Issuer, or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Parent, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or (III) orders the liquidation of the Parent, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.  In the case of an Event of Default specified in clause (x) or (xi) above, with respect to the Parent or the Issuer, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately and may instruct the Security Agent to enforce any Collateral pursuant to the terms of the Intercreditor Agreement.  In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (vi) of above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (vi) shall be remedied or cured, or waived by the holders of the Indebtedness that gave rise to such Event of Default, or such Indebtedness shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium, interest, or Additional Amounts, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.  The Holders of not less than a majority in aggregate principal amount of the Notes outstanding may, on behalf of the holders of all outstanding Notes, waive any past Default under the Indenture and its consequences, except a continuing Default in the payment of the principal of, premium, if any, any Additional Amounts or interest on any Note held by a non-consenting holder (which may only be waived with the consent of Holders of the Notes holding at least 90% of the aggregate principal amount of the Notes outstanding under the Indenture) and except as set forth in the fourth paragraph of Section 9.02 of the Indenture.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.  Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

(15)                            TRUSTEE DEALINGS WITH ISSUER.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

(16)                            NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer, any Guarantor or the Trustee, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Note Guarantees, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(17)                            AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

(18)                            ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19) CUSIP AND ISIN AND COMMON CODE NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  The Issuer has caused Common Code numbers to be printed on the Notes and the Trustee may use Common Code numbers in notices of redemption as a convenience to Holders. In addition, the Issuer has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(20)                            GOVERNING LAW

THE INDENTURE AND THE NOTES, INCLUDING THE NOTE GUARANTEES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Parent will furnish to any Holder upon written request and without charge a copy of the Indenture, the Intercreditor Agreement and the Collateral Agreement.  Requests may be made to:

Sappi Limited
49 Ameshoff Street
Braamfontein
Johannesburg 2001
South Africa
Attention: Legal Department

(21)                            SUBJECT TO INTERCREDITOR AGREEMENT.  Each Holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture and the Intercreditor Agreement, as the same may be amended from time to time, and acknowledges that the claims of the Holders of the Notes are subject to the Intercreditor Agreement.  Each Holder, by accepting a Note, authorizes and requests the Security Agent to, on such Holder’s behalf, (i) make all undertakings, representations, offers and agreements of the Security Agent set forth in the Intercreditor Agreement and (ii) take all actions called for to be taken by the Security Agent in the Intercreditor Agreement.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I)	or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10                 ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Issuer address]

[Trustee/Registrar address]

Re: $300,000,000 8 3/8% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of July 5, 2012 (the “Indenture”), between, inter alia, Sappi Papier Holding GmbH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), having its registered office at Brucker Strasse 21, A-8101 Gratkorn, Austria and registered with the Commercial Court of Vienna, Austria under registration number FN 167931 h, (the “Issuer”), J.P. Morgan Europe Limited, as the Security Agent, The Bank of New York Mellon, as Trustee, Paying Agent, Registrar and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                            , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                        (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a Book-Entry Interest in the 144A Global Note or a Definitive Registered Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act in a transaction meeting the requirements of Rule 144A under the U.S. Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

2.  ☐  Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act and (v) if the proposed transfer is being effected prior to the expiration of a Restricted Period, the transferee is not a U.S. Person, as such term is defined pursuant to Regulation S of the U.S. Securities Act, and will take delivery only as a Book-Entry Interest so transferred through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Registered Note pursuant to any provision of the U.S. Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Global Notes and Definitive Registered Notes and pursuant to and in accordance with the U.S. Securities Act and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐ a Book-Entry Interest in the:

(i)                                     ☐ 144A Global Note (CUSIP/ISIN                    ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP/ISIN                     ).

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐ a Book-Entry Interest in the:

(i)                                     ☐ 144A Global Note (CUSIP/ISIN]                     ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP/ISIN                     ).

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Issuer address]

[Trustee/Registrar address]

Re: $300,000,000 8 3/8% Senior Secured Notes due 2019

(ISIN                      ; Common Code                       )

Reference is hereby made to the Indenture, dated as of July 5, 2012 (the “Indenture”), between, inter alia, SAPPI PAPIER HOLDING GmbH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), having its registered office at Brucker Strasse 21, A-8108 Gratkorn, Austria and registered with the Commercial Court of Vienna, Austria under registration number FN 167931 h (the “Issuer”) J.P. Morgan Europe Limited, as Security Agent, The Bank of New York Mellon, as Trustee, Paying Agent, Registrar and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.  ☐  Check if Exchange is from Book-Entry Interest in a Global Note for Definitive Registered Notes.  In connection with the Exchange of the Owner’s Book-Entry Interest in a Global Note for Definitive Registered Notes in an equal amount, the Owner hereby certifies that such Definitive Registered Notes are being acquired for the Owner’s own account without transfer.  The Definitive Registered Notes issued pursuant to the Exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

2.  ☐  Check if Exchange is from Definitive Registered Notes for Book-Entry Interest in a Global Note.  In connection with the Exchange of the Owner’s Definitive Registered Notes for Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Global Note are being acquired for the Owner’s own account without transfer.  The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-1

ANNEX A TO CERTIFICATE OF EXCHANGE

1.                                       The Owner owns and proposes to exchange the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐ a Book-Entry Interest held through DTC Account No.                      in the:

(i)                                     ☐ 144A Global Note (CUSIP/ISIN                      ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP/ISIN                    ), or

(b)                                 ☐ a Definitive Registered Note.

2.                                       After the Exchange the Owner will hold:

[CHECK ONE]

(a)                                  ☐ a Book-Entry Interest held through DTC Account No.                      in the:

(i)                                     ☐ 144A Global Note (CUSIP/ISIN                     ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP/ISIN                     ), or

(b)                             ☐ a Definitive Registered Note.

in accordance with the terms of the Indenture.

C-2

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions, including the limitations, in the Indenture dated as of July 5, 2012 (the “Indenture”) among Sappi Papier Holding GmbH (the “Issuer”), the Guarantors party thereto, J.P. Morgan Europe Limited, as security agent (the “Security Agent”) and The Bank of New York Mellon, as trustee (the “Trustee”) and The Bank of New York Mellon (Luxembourg) S.A., (a) the due and punctual payment of the principal of, premium, Additional Amounts, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and the Intercreditor Agreement and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.  Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee as attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTORS]

By:
Name:
Title:

D-1

EXHIBIT E

BRINGING THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT INTO THE REPUBLIC OF AUSTRIA AS WELL AS ANY WRITTEN CONFIRMATION (INCLUDING E-MAIL AND FAX) OR WRITTEN REFERENCE (INCLUDING E-MAIL AND FAX) TO THIS DOCUMENT MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY TAX.

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                                 , among                                     , a company organized and existing under the laws of                                (the “Subsequent Guarantor”), [a subsidiary of the Parent (as such term is defined in the indenture referred to below) (or its permitted successor),] Sappi Papier Holding GmbH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), having its registered office at Brucker Strasse 21, A-8108 Gratkorn, Austria and registered with the Commercial Court of Vienna, Austria under registration number FN 167931 h, J.P. Morgan Europe Limited, as Security Agent, The Bank of New York Mellon, as Trustee, Principal Paying Agent, Registrar and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as July 5, 2012, providing for the issuance $300,000,000 8 3/8% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Subsequent Guarantor shall execute and deliver to the Trustee a supplemental indenture and notation of guarantee pursuant to which the Subsequent Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsequent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT TO GUARANTEE.  The Subsequent Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the provisions, including the limitations, and conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof, and hereby further agrees to accede to the Indenture as a Guarantor and be bound by the covenants therein applicable to Guarantors.

3.                                       EXECUTION AND DELIVERY.

(a)                                  To evidence its Guarantee, the Subsequent Guarantor hereby agrees that a notation of such Guarantee shall be endorsed by an Officer of the Subsequent Guarantor on each Note authenticated and delivered by the Trustee and that this Supplemental Indenture shall be executed on behalf of the Subsequent Guarantor by one of its Directors or Officers.

(b)                                 The Subsequent Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c)                                  If an Officer whose signature is on this Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d)                                 Upon execution of this Supplemental Indenture, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Supplemental Indenture on behalf of the Subsequent Guarantor.

4.                                       [RESERVED]

5.                                       RELEASES.                                 Each Guarantee shall be automatically and unconditionally released and discharged in accordance with Section 11.04 of the Indenture.

6.                                       NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsequent Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsequent Guarantor under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

7.                                       INCORPORATION BY REFERENCE.  Section 13.05 of the Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

8.                                       THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9.                                       RATIFICATION OF INDENTURE — SUPPLEMENTAL INDENTURE PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes.

10.                                 COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

11.                                 EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

12.                                 THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Subsequent Guarantor and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ,		[SUBSEQUENT GUARANTOR]

By:
Name:
Title:

SAPPI PAPIER HOLDING GmbH

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

EXHIBIT F

AGREED SECURITY PRINCIPLES

Considerations

1.                                       In determining what assets will be pledged in favor of the Notes and/or the Note Guarantees pursuant Section 4.10(b) of the Indenture, the following matters will be taken into account.  Security shall not be created or perfected to the extent that:

(a)                                  it would result in any breach of general statutory limitations, corporate benefit, financial assistance, fraudulent preference, thin capitalisation laws or regulations or retention of title claims (or analogous restrictions) of any applicable jurisdiction, in which case, the ability of the Parent or a Restricted Subsidiary to provide the Security will be limited;

(b)                                 it would result in a material risk to the officers or directors of the relevant grantor of Security of contravention of their fiduciary duties and/or of civil or criminal liability, provided that the Parent shall cause its Restricted Subsidiaries to use commercially reasonable efforts to overcome any such obstacle;

(c)                                  it would be subject to third party arrangements which are permitted by the Indenture and which prevent those assets from being charged, provided that commercially reasonable efforts to obtain consent to charging any such assets shall be used by the Parent or Restricted Subsidiary if the relevant asset is material;

(d)                                 the Security is not in respect of a category of assets included in the Collateral as of the Issue Date; or

(e)                                  it would result in costs and/or an administrative burden that are disproportionate to the benefit obtained by the beneficiaries of such Security, in which case, the maximum granted or secured amount may be limited to minimise costs where the benefit of increasing the granted or secured amount is disproportionate to the level of such costs, and the parties shall discuss in good faith how to mitigate the costs triggered by the creation of that Security.

2.                                       For the avoidance of doubt, in these Agreed Security Principles, “cost” includes, but is not limited to, income tax cost, ad valorem registration taxes payable on the creation or enforcement or for the continuance of any Security, stamp duties, notarisation, registration, out-of-pocket expenses, and other fees, taxes, duties and expenses directly incurred by the relevant grantor of Security or any of its direct or indirect owners, subsidiaries or Affiliates.

Security to be granted

1.                                       Perfection of Liens on the Security, when required, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified by applicable law in order to ensure due perfection.

Obligations to be Secured

1.                                       The Security will secure both the Notes, the Note Guarantees and the Issuer’s Obligations under the Indenture to the extent permitted by law and Security is to be granted in favor of the Security Agent on behalf of the Holders of Notes and the Trustee.

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Terms of the Collateral Documents

The following principles will be reflected in the terms of any Security granted in accordance with Section 4.10(b):

1.                                       the Security will be first ranking, to the extent reasonably possible and subject to the terms of the Intercreditor Agreement to the extent required by the Intercreditor Agreement;

2.                                       the Security shall be enforceable in accordance with the terms of the Indenture and the Intercreditor Agreement;

3.                                       the Collateral Documents shall operate to create Security rather than to impose new commercial obligations and accordingly shall not contain any additional undertakings other than those corresponding to an undertaking or required in order to protect or preserve the Security; and

4.                                       Security shall become enforceable upon the occurrence of an Event of Default that results in the Notes becoming due and payable, following the request by Holders of the required amount of Notes, in accordance with the terms of the Indenture and the Intercreditor Agreement.

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